Corning Incorporated
Corning, New York 14831

September 29, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

Attn: Document Control - EDGAR

SUBJECT: Corning Incorporated Registration Statement on Form S-3

Gentlemen:

Corning Incorporated ("Corning") is hereby filing under the Securities Exchange Act of 1933, as amended, Corning's Registration Statement on Form S-3 covering 4,451,197 shares of the Common Stock of Corning to be offered by Corning from time to time pursuant to Rule 415. The filing fee of $43,382 has been paid by wire transfer to the Commission's lockbox facility at the Mellon Bank in Pittsburgh, Pennsylvania.

Corning intends to file a request for acceleration of the effective date of the Registration Statement to as early as possible on Friday, October 14, or as soon thereafter as practicable.

If you should have any questions or comments concerning this filing, please call me at 607/974-8404 or contact me through CompuServe at user ID 72741,206.

Very truly yours,

M. ANN GOSNELL
M. Ann Gosnell
Assistant Secretary

Enclosure

As filed with the Securities and Exchange Commission on September 29, 1994
                                                      Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             CORNING INCORPORATED
            (Exact name of registrant as specified in its charter)
                                   NEW YORK
                       (State or other jurisdiction of
                        incorporation or organization)
                                  16-0393470
                               (I.R.S. Employer
                             Identification No.)

                             One Riverfront Plaza
                           Corning, New York 14831
                                (607) 974-9000
        (Address, including zip code and telephone number of issuer's principal executive offices)

                              William C. Ughetta
                             Corning Incorporated
                             One Riverfront Plaza
                           Corning, New York 14831
                                (607) 974-9000
(Name, address, including zip code and telephone number of agent for service)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [|B*]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                       CALCULATION OF REGISTRATION FEE

                                                         Proposed          Proposed
         Title of Each                                   Maximum            Maximum          Amount of
      Class of Securities             Amount to       Offering Price       Aggregate       Registration
        to be Registered            be Registered     Per Share (1)     Offering Price          Fee
Common Stock ($.50 par value)       4,451,197 shs.    $31.1875          $138,821,706        $43,382

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on September 26, 1994.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities inany State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               PRELIMINARY PROSPECTUS DATED SEPTEMBER   , 1994
                               4,451,197 SHARES

                             CORNING INCORPORATED

                                 COMMON STOCK
                               ($.50 PAR VALUE)

                     THE COMPANY'S COMMON STOCK IS LISTED
                        ON THE NEW YORK STOCK EXCHANGE

This Prospectus relates to 4,451,197 presently outstanding shares of Common Stock, $.50 par value (the "Common Stock"), of Corning Incorporated, a New York corporation ("Corning" or the "Company"), which may be offered from time to time by certain stockholders of the Company as identified herein under "Selling Stockholders." The term "Shares" as used herein includes the shares of Common Stock held by the Selling Stockholders. The distribution of the Shares by the Selling Stockholders may be effected from time to time by underwriters who may be selected by the Selling Stockholders and one or more other broker-dealers, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange or other stock exchanges, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. On September 27, 1994, the closing price of the Common Stock on the New York Stock Exchange was $30.875. None of the proceeds from the sale of the Shares will be received by the Company. The Company has agreed to indemnify the Selling Stockholders, underwriters who may be selected by the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" and "Selling Stockholders."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
        THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is September    , 1994

                            AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information and the Registration Statement referred to below may be inspected at the Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning the Company and such Registration Statement may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, upon which Exchange certain securities of the Company are listed.

This Prospectus constitutes a part of the Registration Statement with respect to the Shares filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed with the Commission. Each such statement is qualified in its entirety by such reference.

Corning's By-Laws provide that Corning shall indemnify each of its directors and officers against all costs and expenses actually and reasonably incurred by him or her in connection with the defense of any claim, action, suit or proceeding against him or her by reason of his or her being or having been a director or officer of Corning to the full extent permitted by, and consistent with, the Business Corporation Law of the State of New York. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Corning pursuant to the foregoing provisions, Corning has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (File No. 1-3247) are incorporated herein by reference:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, filed pursuant to Section 13(a) of the Exchange Act.

  2. All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of said Act since January 2, 1994, consisting of the Company's Quarterly Reports on Form 10-Q for the twelve weeks ended March 27, 1994 and the twenty-four weeks ended June 19, 1994, respectively; and the Company's Current Reports on Form 8-K dated January 24, 1994, April 6, 1994, June 28, 1994, July 26, 1994, August 3, 1994, August 31, 1994, and September 29, 1994
respectively.

  3. The Company's Current Reports on Form 8-K dated August 4, 1993 and August 13, 1993, which include certain historical financial statements of Damon Corporation.

  4. The registration statement on Form 8-A filed by the Company on July 8, 1986 which contains a description of the Company's Preferred Share Purchase Rights Plan and the amendment thereto on Form 8 filed by the Company on October 9, 1989.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents.

The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Such request should be directed to the Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831; telephone (607) 974-9000.

IN CONNECTION WITH THIS OFFERING, UNDERWRITERS ACTING ON BEHALF OF THE SELLING STOCKHOLDERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING MAY TAKE PLACE IN CONNECTION WITH THE OFFERING OF ANY OF THE SHARES OFFERED HEREBY OTHER THAN AT THE MARKET AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 THE COMPANY

Corning Incorporated traces its origin to a glass business established by the Houghton family in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

Corning competes in four broadly-based business segments: specialty materials, communications, laboratory services and consumer products. Corning is engaged directly or through subsidiaries and affiliates principally in the manufacture and sale of products made from specialty glasses and related inorganic materials having special properties of chemical stability, electrical resistance, heat resistance, light transmission and mechanical strength. In addition, Corning, through subsidiaries and affiliates, engages in laboratory services businesses, including life and environmental sciences and clinical-laboratory testing.

Corning's executive offices are located at One Riverfront Plaza, Corning, New York 14831, telephone (607) 974-9000.

Other information concerning Corning's business, securities and financial condition is incorporated by reference from its reports filed with the Commission. See "Incorporation of Certain Documents by Reference."

                             SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below have indicated that they wish to be in a position to sell all of the Shares set forth below. The number of Shares which may actually be sold by the Selling Stockholders will be determined from time to time by the Selling Stockholders and will depend on a number of factors, including the price of the Company's Common Stock from time to time. The table sets forth information as of September 28, 1994, concerning the beneficial ownership of the Shares by the Selling Stockholders. All information as to the beneficial ownership prior to this offering has been furnished by the respective Selling Stockholders.

                                                                         Shares
                                          Shares         Shares        Which May
                                        Presently      Which May        Be Owned
Name                                      Owned         Be Sold        After Sale
Selvin Passen, M.D.                      1,825,535      1,825,535            --0--
Jacob M. Schorr, Ph.D.                   1,012,398      1,012,398            --0--
Jacob Schorr and Martin Jacobs,
  Trustee for Dina L. Schorr               167,999        167,999            --0--
Julianne B. Schorr                         202,499        202,499            --0--
Julianne B. Schorr, Trustee for
  Raphael Avraham Schorr                   167,999        167,999            --0--
Julianne B. Schorr, Trustee for
  Elliott Aaron Schorr                     167,999        167,999            --0--
Julianne B. Schorr, Trustee for
  David Bohm Schorr                        167,999        167,999            --0--
Sylvia Passen                                2,500          2,500            --0--
Ian Brick                                  245,160        245,160            --0--
Roy Urdanoff                                61,290         61,290            --0--
John K. Smith                               30,645         30,645            --0--
Steven J. Berlin                           296,057        296,057            --0--
L. Stephen Hess and Stanley Book,
  Trustee for Leslie Berlin                 14,746         14,746            --0--
L. Stephen Hess and Stanley Book,
  Trustee for Barri Berlin                  14,746         14,746             --0--

                                       5

                                                                         Shares
                                          Shares         Shares        Which May
                                        Presently      Which May        Be Owned
Name                                      Owned         Be Sold        After Sale
L. Stephen Hess and Stanley Book, Trustee
   for Andrea Berlin                         14,746         14,746             --0--
Martin Passen                                29,440         29,440             --0--
Dora P. Naor                                 29,440         29,440             --0--

The Shares owned by the Selling Stockholders were acquired as the result of the acquisition of Maryland Medical Laboratory, Inc., a Maryland corporation ("MML"), Maryland Medical Data, Inc., a Maryland corporation ("MMD"), Pharmaceutical Laboratory Services, Inc., a Maryland corporation ("PLS"), Passen Professional Service, P.A., a Maryland professional corporation ("PPS") and Podiatric Pathology Laboratories, Inc., a Maryland corporation ("PPL") by Corning on June 7, 1994, pursuant to the Agreement and Plans of Merger dated as of May 3, 1994 between the Company, MML, MMD, PLS, PPS, PPL, the stockholders of such entities and Pathology Building Partnership, a Maryland general partnership. A portion of the Shares are being held in escrow for a period of twelve months. None of the Shares may be sold, transferred, disposed of or otherwise dealt with in a manner which would reduce the investment risk of the holder prior to October 18, 1994. Prior to the acquisition, the Selling Stockholders held the positions indicated next to their names below.

         Name                                  Position
Selvin Passen, M.D.       President and a director of MML; Secretary/Treasurer
                          and a director of MMD; Secretary and a director of
                          PLS; President, Secretary/Treasurer and a director
                          of PPS
Jacob M. Schorr,          Vice President, Secretary, Treasurer and a director
  Ph.D.                   of MML; President and a director of MMD; Vice
                          President and a director of PLS
Julianne B. Schorr        A director of MML; Vice President and a director of
                          MMD
Sylvia Passen             A director of MML; Vice President and a director of
                          MMD
Ian Brick                 President and a director of PLS
Roy Urdanoff              Vice President and a director of PLS
John K. Smith             Treasurer and a director of PLS
Steven J. Berlin          President and a director of PPL
Stanley Book              Secretary, Treasurer and a director of PPL

Following the acquisition, Steven J. Berlin remained president of PPL, Ian Brick remained president of PLS, Roy Urdanoff became executive vice president of PLS and John K. Smith became treasurer and assistant secretary of MML, MMD, PPS, PPL, PLS and Diagnostic Reference Services, Inc., the surviving corporations in the merger acquisitions effected pursuant to the Agreement.

                     DESCRIPTION OF CORNING CAPITAL STOCK

General
The following is a brief summary of certain provisions of the Restated Certificate of Incorporation of Corning (the "Restated Certificate") and does not relate to or give effect to provisions of statutory or other law except as specifically stated. The Restated Certificate authorizes the issuance of 500,000,000 shares of Corning Common Stock. As of September 22, 1994, 221,320,154 shares of Corning Common Stock were outstanding. The rights of holders of Corning Common Stock are governed by the Restated Certificate, Corning's By-Laws and by the New York Business Corporation Law (the "NYBCL").

Voting Rights
Subject to the voting of any shares of Series Preferred Stock (as defined below) that may be outstanding, voting power is vested in Corning Common Stock, each share having one vote.

Preemptive Rights
The Restated Certificate provides that no holder of Corning Common Stock or Series Preferred Stock shall have any preemptive rights except as the Board of Directors of Corning (the "Corning Board") may determine from time to time. No such rights have been granted by the Corning Board.

Corning Common Stock
Liquidation Rights. Subject to the preferential rights of any outstanding Series Preferred Stock, in the event of any liquidation of Corning, holders of Corning Common Stock then outstanding are entitled to share ratably in the assets of Corning available for distribution to such holders.

Dividend Rights and Restrictions. Subject to any preferential rights of any outstanding Series Preferred Stock and any outstanding preferred securities of Corning, such dividends as may be determined by the Corning Board may be declared and paid on Corning Common Stock from time to time out of any funds legally available therefor. Corning has regularly paid cash dividends since 1881 and currently expects to continue to pay cash dividends. Corning's current quarterly cash dividend is $.17 per share of Corning Common Stock. The continued declaration of dividends by the Corning Board is subject to, among other things, Corning's current and prospective earnings, financial condition and capital requirements and such other factors as the Corning Board may deem relevant.

Other Provisions. Corning Common Stock has no redemption, sinking fund or conversion privileges applicable thereto and holders of Corning Common Stock are not liable to assessments or to further call.

MIPS Offering
On July 21, 1994 Corning and Corning Delaware, L.P., a Delaware special purpose limited partnership in which Corning is the sole general partner, completed the offering (the "MIPS Offering") of $373.8 million aggregate principal amount of 6% Convertible Monthly Income Preferred Securities (the "Preferred Securities") of Corning Delaware.

Dividends on the Preferred Securities will be cumulative and will be payable monthly at an annual rate of six percent. In certain circumstances, holders of the Preferred Securities, voting as a class or by written consent, may cause the exchange of the Preferred Securities for shares of Corning's Series C Preferred Stock (herein defined), at a rate of one share of Series C Preferred Stock for every two Preferred Securities. Each Preferred Security is convertible at the option of the holder into Corning Common Stock at the rate of 1.2821 shares of Corning Common Stock for each Preferred Security (equivalent to a conversion price of $39.00 per share of Corning Common Stock), subject to adjustment in certain circumstances. From time to time after four years from the date of issuance, the Preferred Securities will be redeemable, at the option of Corning Delaware, in whole or in part, for cash at stated redemption prices. The Preferred Securities are subject to mandatory redemption on the 30th anniversary of the date of original issuance at a redemption price of $50 per Preferred Security together with accumulated and unpaid dividends (whether or not earned or declared). Holders of the Preferred Securities do not have any voting rights, except in certain instances of default.

Series Preferred Stock
The Restated Certificate authorizes the issuance of up to 10,000,000 shares of Series Preferred Stock, par value $100 per share (the "Series Preferred Stock"). The Corning Board has the authority to issue such shares from time to time, without stockholder approval, and the authority to determine the designations, preferences, rights, including voting rights, and restrictions of such shares, subject to the NYBCL. Pursuant to this authority, the Corning Board has designated 600,000 shares of Series Preferred Stock as Series A Preferred Stock, 316,822 shares of Series Preferred Stock as Series B Preferred Stock (the "Series B Preferred Stock"), and an as yet unspecified number of shares of Series Preferred Stock as Series C 6% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). No other class of Series Preferred Stock has been designated by the Corning Board.

Series B Preferred Stock

Cumulative cash dividends at the rate of 8% per annum are payable on shares of the Series B Preferred Stock that have been issued. Corning has regularly paid dividends on the Series B Preferred Stock. No dividends may be paid or declared on the Series A Preferred Stock or Corning Common Stock unless all dividends for all prior dividend periods have been paid or declared on the Series B Preferred Stock, the Series C Preferred Stock and the Preferred Securities.

Holders of Series B Preferred Stock are entitled to vote, voting together with Corning Common Stock and not as a separate class, on all matters submitted to holders of Corning Common Stock, each share of Series B Preferred Stock having four votes, subject to adjustment.

Holders of Series B Preferred Stock have no preemptive rights. In the event of a liquidation, dissolution or winding-up of Corning, holders of Series B Preferred Stock shall be entitled to receive a distri-bution in the amount of $100 per share, plus accrued and unpaid dividends, before any distribution on Corning Common Stock or Series A Preferred Stock.

The Series B preferred Stock is redeemable, in whole or in part, at the election of Corning, at any time, at the following redemption prices per share:

 During the Twelve-
Month Period               Price Per
Beginning October 1,         Share
1993                        $104.00
1994                        $103.00
1995                        $102.00
1996                        $101.00

and thereafter at $100.00 per share plus, in each case, accrued and unpaid dividends.

The Series B Preferred Stock is subject to redemption, at the option of the holder, at any time upon five business days' notice, at a redemption price equal to $100.00 plus accrued and unpaid dividends, if the proceeds are necessary (i) to make a distribution pursuant to an investment election made under the employee benefit plan or (ii) to satisfy any indebtedness to which the employee benefit plan is subject, provided that such payment is necessary to remedy or prevent a default under such indebtedness.

Corning, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in Corning Common Stock, or in any combination of such shares and cash.

The Series B Preferred Stock is convertible at the option of the holder, at any time, into Corning Common Stock at a conversion price of $25.00 per share of Corning Common Stock, each share of Series B Preferred Stock being valued at $100 for the purpose of such conversion, producing a conversion ratio equal to four shares of Corning Common Stock for each share of Series B Preferred Stock so converted, subject to certain adjustments to prevent dilution.

Series C Preferred Stock

In certain circumstances, the holders of a majority of the aggregate liquidation preference of the Preferred Securities then outstanding, voting as a class or by written consent, may cause the exchange of the Preferred Securities for Series C Preferred Stock at a rate of one share of Series C Preferred Stock for every two Preferred Securities.

The terms of the Series C Preferred Stock are substantially similar to those of the Preferred Securities except that, among other differences, (i) in certain events of default, the number of directors of Corning shall be increased by two persons and the holders of the Series C Preferred Stock will be entitled to elect the persons to fill such positions and (ii) the Series C Preferred Stock will not be subject to mandatory redemption.

The Series C Preferred Stock ranks senior to the Corning Common Stock and the Series A Preferred Stock with respect to the payment of dividends and amounts on liquidation, dissolution and winding-up. In the event of a voluntary or involuntary bankruptcy, liquidation, dissolution or winding-up of Corning, the holders of Series C Preferred Stock are entitled to receive out of the net assets of Corning, but before any distribution is made on any class of securities ranking junior to the Series C Preferred Stock, $100.00 per share in cash plus accumulated and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders.

Preferred Share Purchase Rights
Attached to each share of Corning Common Stock is one Right, which entitles the registered holder to purchase from Corning one four-hundredth of a share of Series A Preferred Stock at a price of $62.50 per one four-hundredth of a share of Series A Preferred Stock (the "Exercise Price"), subject to adjustment. The Rights expire on July 15, 1996 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by Corning.

The Rights represented by the certificates for Corning Common Stock are not exercisable, and are not transferable apart from the Corning Common Stock until the earlier of (i) ten days following the public announcement by Corning or an Acquiring Person (as defined below) that a person or group has acquired beneficial ownership of 20% or more of the Corning Common Stock (an "Acquiring Person") or (ii) ten busi-ness days (or such later date as the Corning Board may determine) after the commencement or first public announcement of a tender or exchange offer that would result in a person or group beneficially owning 20% or more of the Corning Common Stock (the earlier of such dates being called the "Distribution Date"). Separate certificates for the Rights will be mailed to holders of record of Corning Common Stock as of such date. The Rights could then begin trading separately from Corning Common Stock.

Generally, in the event that a person or group becomes an Acquiring Person, each Right, other than the Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the Right, Corning Common Stock having a value equal to two times the Exercise Price of the Right. In the event that Corning is acquired in a merger, consolidation, or other business combination transaction or more than 50% of Corning's assets, cash flow or earning power is sold or transferred, each Right, other than the Rights owned by an Acquiring Person, will thereafter entitle the holder thereof to receive, upon the exercise of the Right, common stock of the surviving corporation having a value equal to two times the Exercise Price of the Right.

The Rights are redeemable in whole, but not in part, at $0.125 per Right at any time on or prior to any person or group becoming an Acquiring Person. The right to exercise the Rights terminates at the time that the Corning Board elects to redeem the Rights. Notice of redemption shall be given by mailing such notice to the registered holders of the Rights. At no time will the Rights have any voting rights. The Rights Agent is Harris Trust and Savings Bank (the "Rights Agent").

The exercise price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Series A Preferred Stock, (ii) upon the grant to holders of the shares of Series A Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Preferred Stock at a price, or securities convertible into shares of Series A Preferred Stock with a conversion price, less than the then current market price of the shares of Series A Preferred Stock or (iii) upon the distribution to holders of the shares of Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one four-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of, or stock dividend on, or subdivision, consolidation or combination of, Corning Common Stock prior to the Distribution Date. With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such exercise price.

Upon exercise of the Rights, no fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one four-hundredth of a share, which may, at the election of Corning, be evidenced by depositary receipts) and in lieu thereof an adjustment in cash will be made.

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Corning on terms not approved by the Corning Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Corning Board since the Rights may be redeemed by Corning at $.125 per Right prior to the fifteenth day after the acquisition by a person or group of beneficial ownership of 20% or more of the Corning Common Stock (subject to certain exceptions).

The shares of Series A Preferred Stock purchasable upon exercise of the Rights will rank junior to all other series of Corning's preferred stock (including the Series B and Series C Preferred Stock) or any similar stock that specifically provides that they shall rank prior to the shares of Series A Preferred Stock. The shares of Series A Preferred Stock will be nonredeemable. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend of $10.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Corning Common Stock. In the event of liquidation, the holders of the shares of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Corning Common Stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the Corning Common Stock. In the event of any merger, consolidation or other transaction in which Corning Common Stock is exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Corning Com-mon Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the value of the interest in a share of Series A Preferred Stock purchasable upon the exercise of each Right should approximate the value of one share of Corning Common Stock.

The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the description of the Rights contained in the Rights Agreement, dated as of July 2, 1986 between Corning and the Rights Agent, as amended by the Amended Rights Agreement, dated as of October 4, 1989, which has been previously filed with the Commission.

Corning's Fair Price Amendment
In 1985 Corning's stockholders adopted an amendment (the "Fair Price Amendment") to the Restated Certificate that, in general, requires the approval by the holders of at least 80% of the voting power of the outstanding capital stock of Corning (other than the Series C Preferred Stock) entitled to vote generally in the election of directors (the "Corning Voting Stock") as a condition for mergers and certain other business combinations with any beneficial owner of more than 10% of such voting power unless (1) the transaction is approved by at least a majority of the Continuing Directors (as defined in the Restated Certificate) or (2) certain minimum price, form of consideration and procedural requirements are met. Certain terms used herein are defined in the Restated Certificate.

Amendment or repeal of this provision or the adoption of any provision inconsistent therewith would require the affirmative vote of at least 80% of the Corning Voting Stock unless the proposed amendment or repeal or the adoption of the inconsistent provisions were approved by two-thirds of the entire Corning Board and a majority of the Continuing Directors.

Certain Other Provisions of Corning's Restated Certificate and By-Laws
In addition to the Preferred Share Purchase Rights and the Fair Price Amendment, the Restated Certificate and By-Laws contain other provisions that may discourage a third party from seeking to acquire Corning or to commence a proxy contest or other takeover-related action. Corning has classified its Board such that one-third of the Corning Board is elected each year to three-year terms of office. In addition, holders of Corning Common Stock may remove a Director from office at any time prior to the expiration of his or her term only with cause and by vote of a majority of holders of Corning Common Stock outstanding. These provisions, together with provisions concerning the size of the Corning Board and requiring that premature vacancies on the Corning Board be filled only by a majority of the entire Corning Board, may not be amended, altered or repealed, nor may Corning adopt any provisions inconsistent therewith, without the affirmative vote of at least 80% of the Corning Voting Stock of Corning or the approval of two-thirds of the entire Corning Board.

Corning's By-Laws contain certain procedural requirements with respect to the nomination of directors by stockholders that require, among other things, delivery of notice by such stockholders to the Secretary of Corning not later than 60 days nor more than 90 days prior to the date of the stockholders meeting at which such nomination is to be considered. The Corning By-Laws do not provide that a meeting of the Corning Board may be called by stockholders.

The Restated Certificate provides that no director will be liable to Corning or its stockholders for a breach of duty as a director except as provided by the NYBCL.

The effect of these provisions may be to deter attempts either to obtain control of Corning or to acquire a substantial amount of its stock, even if such a proposed transaction were at a significant premium over the then-prevailing market value of the Corning Common Stock, or to deter attempts to remove the Corning Board and management of Corning, even though some or a majority of the holders of Corning Common Stock may believe such actions to be beneficial.

                             PLAN OF DISTRIBUTION

The Shares are being sold by the Selling Stockholders for their own accounts. Except for the following limited circumstance, Corning will receive none of the proceeds from the offering. For the purpose of securing the indemnification obligations of the Selling Stockholders to the Company set forth in the Agreement, 10% of the Shares are and will be held in escrow until no later than June 7, 1995.

The Shares may be sold from time to time directly by the Selling Stockholders. In the alternative, the distribution of the Shares by the Selling Stockholders may be effected from time to time by underwriters who may be selected by the Selling Stockholders and one or more other broker-dealers, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange or other exchanges, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at time of sale, at prices related to such prevailing market prices or at negotiated prices. In the event that such underwriters or broker-dealers agree to sell the Shares, they may do so by purchasing the Shares as principals or by selling the Shares as agents for the Selling Stockholders. Underwriters selected by the Selling Stockholders, and any such other broker-dealer, may receive compensation from the Selling Stockholders in the form of underwriting discounts, concessions or commissions and may receive commissions from purchasers of the Shares for who they may act as agents. If underwriters who may be selected by the Selling Stockholders, and any such other broker- dealer, purchase the Shares as principals, they may effect resales of the Shares from time to time to or through other broker-dealers, and such other broker-dealers may receive compensation in the form of concessions or commissions from the Selling Stockholders or purchasers of Shares for whom they may act as agents. Corning has agreed to indemnify the Selling Stockholders, against certain liabilities, including liabilities under the Securities Act, and to pay the expenses of registering the Shares for offering and sale to the public under the Securities Act.

Information as to whether underwriters who may be selected by the Selling Stockholders, or any other broker-dealer, is acting as principal or agent for the Selling Stockholders, the compensation to be received by underwriters who may be selected by the Selling Stockholders, or any broker-dealer, acting as principal or agent for the Selling Stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will be disclosed in a prospectus filed pursuant to Rule 424(b) under the Securities Act, or in a supplement to this prospectus filed pursuant to Rule 424(c) of the Securities Act to the extent required.

The Company has agreed with the Selling Stockholders to maintain the continuous effectiveness of the Registration Statement (of which this Prospectus is a part) during the period commencing on the date the Registration Statement is declared effective and ending on the second anniversary of the effective date of the Registration Statement or such shorter period which will terminate when all the Shares have been sold pursuant to the Registration Statement.

                                LEGAL OPINIONS

The validity of the shares of Corning Common Stock offered hereby is being passed on for the Company by William C. Ughetta, Esq., Senior Vice President and General Counsel of Corning. Mr. Ughetta owns substantially less than 1% of the outstanding shares of Corning Common Stock.

                                   EXPERTS

The consolidated financial statements of the Company and of Dow Corning Corporation incorporated in this Prospectus by reference to Corning's 1993 Annual Report on Form 10-K for the year ended January 2, 1994, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Damon Corporation, as of December 31, 1992 and 1991, and for each of the three years ended December 31, 1992, incorporated by reference in this Prospectus by references to Corning's Current Report on Form 8-K dated August 4, 1993 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus in connection with the offering described herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders or any Underwriter. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than those specifically offered hereby or any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to its date.

TABLE OF CONTENTS

                                                     PAGE
Available Information                                   2
Incorporation of Certain Documents by
  Reference                                             2
The Company                                             3
Selling Stockholders                                    3
Description of Common Stock                             4
Plan of Distribution                                    8
Legal Opinions                                          9
Experts                                                 9

                               4,451,197 Shares

                             Corning Incorporated

                                 Common Stock

                                  Prospectus

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities to be registered, other than underwriting discounts and commissions. The Company will pay the following expenses:

Registration Fee         $43,382
Legal Fees                $ 3,000
Printing Fees             $ 2,000
Accounting Fees           $12,000
Miscellaneous             $ 1,618
Total                     $62,000

Item 15. Indemnification of Directors and Officers.
Under the NYBCL, a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or (iii) the stockholders.

The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the NYBCL.

Article VIII of the registrant's By-Laws provides that the registrant shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the registrant to the full extent permitted by, and consistent with, the NYBCL.

The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 16. Exhibits.

   Exhibit
   Number                               Description
     2.01        Agreement and Plans of Merger dated as of May 3, 1994, among
                 Corning Incorporated; Maryland Medical Laboratory, Inc.; Maryland
                 Medical Data, Inc.; Pharmaceutical Laboratory Services, Inc.;
                 Passen Professional Service, P.A.; Podiatric Pathology
                 Laboratories, Inc.; and Pathology Building Partnership.
     3.01        Restated Certificate of Incorporation of the registrant, dated
                 July 12, 1989, and the Certificate of Amendment, dated September
                 28, 1989, to the Restated Certificate of Incorporation of the
                 registrant (incorporated by reference to Exhibit 3(a) of the registrant's Annual Report on Form 10-K for the fiscal year ending
                 December 31, 1989).
     3.02        By-laws of the registrant (incorporated by reference to Exhibit
                 3(a) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1990).
     3.03        Certificate of Amendment, dated April 30, 1992, to the Restated
                 Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) of the registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1993).
     3.04        Certificate of Amendment dated July 15, 1994, to the Restated
                 Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.04 to Registration Statement on Form
                 S-4 filed with the Commission on July 28, 1994 (Registration
                 Statement No. 33-54793)).
     4.01        Form of Common Stock Certificate of the registrant (incorporated by reference to Exhibit 4 to Registration Statement on Form S-4 filed with the Commission on June 17, 1992 (Registration Statement
                 No. 33-48488)).
     4.02        Rights Agreement, dated as of July 2, 1986, between the registrant and Harris Trust and Savings Bank, as amended (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A,
                 filed with the Commission on July 2, 1986, and Exhibit 1 to Amendment
                 No. 1 on Form 8, filed with the Commission on October 10, 1989).
     4.03        Form of Preferred Share Purchase Right of the registrant (included in Exhibit 4.02).
     5.01        Opinion of William C. Ughetta, Senior Vice President and General
                 Counsel of the registrant, as to the legality of the securities being registered.
    23.01        Consent of William C. Ughetta, Esq. (included in Exhibit 5.01).
    23.02        Consent of Price Waterhouse LLP
    23.03        Consent of Arthur Andersen LLP
    24.01        Powers of Attorney

Item 17. Undertakings.
The Company hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 29th day of September, 1994.

Corning Incorporated
(Registrant)
by /s/ William C. Ughetta
William C. Ughetta, Senior Vice President

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below on September 29, 1994 by the following persons in the capacities indicated:

           Signature                                Capacity
    /s/ James R. Houghton            Chairman of the Board, Principal Executive
       (James R. Houghton)           Officer and Director
     /s/ Van C. Campbell             Vice Chairman, Principal Financial Officer
        (Van C. Campbell)            and Director
    /s/ Larry Aiello, Jr.            Vice President, Controller, and Principal
       (Larry Aiello, Jr.)           Accounting Officer
               *                     President, Principal Operating Officer and
       (Roger G. Ackerman)           Director
               *
         (Robert Barker)             Director

         (Mary L. Bundy)             Director
               *
     (Barber B. Conable, Jr.)        Director
               *
         (David A. Duke)             Director
               *
        (E. Martin Gibson)           Director
               *
          (Gordon Gund)              Director
               *
        (John M. Hennessy)           Director
               *
     (Vernon E. Jordan, Jr.)         Director
               *
        (James W. Kinnear)           Director
               *
       (James J. O'Connor)           Director

           Signature                   Capacity
               *
      (Catherine A. Rein)                  Director
               *
        (Henry Rosovsky)                   Director
               *
     (William D. Smithburg)                Director
               *
     (Robert G. Stone, Jr.)                Director
*By /s/ William C. Ughetta
       (William C. Ughetta)
         Attorney-in-fact


EXHIBIT INDEX

 Exhibit                                                                 Page
 Number                          Description                            Number
 2.01        Agreement and Plans of Merger dated as of May 3, 1994, among
             Maryland Medical Laboratory, Inc.; Maryland Medical Data,
             Inc.; Pharmaceutical Laboratory Services, Inc.; Passen
             Professional Service, P.A.; Podiatric Pathology
             Laboratories, Inc.; and Pathology Building Partnership.
 3.01        Restated Certificate of Incorporation of the registrant,
             dated July 12, 1989, and the Certificate of Amendment, dated
             September 28, 1989, to the Restated Certificate of
             Incorporation of the registrant (incorporated by reference to Exhibit 3(a) of the registrant's Annual Report on Form
             10-K for the fiscal year ending December 31, 1989).
 3.02        By-laws of the registrant (incorporated by reference to
             Exhibit 3(a) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1990).
 3.03        Certificate of Amendment, dated April 30, 1992, to the Restated
             Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) of the registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1993).
 3.04        Certificate of Amendment dated July 15, 1994, to the Restated
             Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.04 to Registration Statement on
             Form S-4 filed with the Commission on July 28, 1994
             (Registration Statement No. 33-54793)).
 4.01        Form of Common Stock Certificate of the registrant
             (incorporated by reference to Exhibit 4 to Registration
             Statement on Form S-4 filed with the Commission on June 17,
             1992 (Registration Statement No. 33-48488)).
 4.02        Rights Agreement, dated as of July 2, 1986, between the
             registrant and Harris Trust and Savings Bank, as amended
             (incorporated by reference to Exhibit 1 to Registration
             Statement on Form 8-A, filed with the Commission on July
             2, 1986, and Exhibit 1 to Amendment No. 1 on Form 8, filed with the Commission on October 10, 1989).
 4.03        Form of Preferred Share Purchase Right of the registrant
             (included in Exhibit 4.02).
 5.01        Opinion of William C. Ughetta, Senior Vice President and
             General Counsel of the registrant, as to the legality of
             the securities being registered.
23.01        Consent of William C. Ughetta, Esq. (included in Exhibit
             5.01).
23.02        Consent of Price Waterhouse LLP.
23.03        Consent of Arthur Andersen LLP.
24.01        Powers of Attorney

                                                                  Exhibit 2.01

                        AGREEMENT AND PLANS OF MERGER

THIS IS AN AGREEMENT AND PLANS OF MERGER ("Agreement") made as of this 3rd day of May, 1994, by and among Maryland Medical Laboratory, Inc., a Maryland corporation ("MML"), Maryland Medical Data, Inc., a Maryland corporation ("MMD"), Pharmaceutical Laboratory Services, Inc., a Maryland corporation ("PLS"), Passen Professional Services, P.A., a Maryland professional corporation ("PPS"), Podiatric Pathology Laboratories, Inc., a Maryland corporation ("PP"), Selvin Passen, M.D., Sylvia Passen, Martin Passen, M.D., Dora P. Naor, Jacob M. Schorr, Ph.D., Julianne B. Schorr, Ian Brick, Ph.D., Steven J. Berlin, D.P.M., Roy Urdanoff, John K. Smith, Jacob M. Schorr, Ph.D and Martin Jacobs, Trustee for Dina L. Schorr, Julianne B. Schorr, Trustee for Raphael Avraham Schorr, Julianne B. Schorr, Trustee for Elliott Aaron Schorr, Julianne B. Schorr, Trustee for David Bohm Schorr, L. Stephen Hess and Stanley Book, Trustee for Leslie Berlin, L. Stephen Hess and Stanley Book, Trustee for Barri Berlin, L. Stephen Hess and Stanley Book, Trustee for Andrea Berlin, Pathology Building Partnership, a Maryland general partnership ("PBP") and Corning Incorporated, a New York business corporation ("Corning"). MML, Selvin Passen, M.D., Jacob M. Schorr, Ph.D., Jacob Schorr and Martin Jacobs, Trustee for Dina L. Schorr, Julianne B. Schorr, Julianne
B. Schorr, Trustee for Raphael Avraham Schorr, Julianne B. Schorr, Trustee for Elliott Aaron Schorr and Julianne B. Schorr, Trustee for David Bohm Schorr are herein called the "MML Parties"; MMD, Selvin Passen, M.D., Martin Passen, M.D., Dora P. Naor, Jacob M. Schorr, Ph.D. and Julianne B. Schorr are herein called the "MMD Parties"; PLS, Selvin Passen, M.D., Jacob M. Schorr, Ph.D., Ian Brick, Ph.D., Roy Urdanoff and John Smith are herein called the "PLS Parties"; PPS and Selvin Passen, M.D. are herein called the "PPS Parties"; PPL, Dr. Steve Berlin, L. Stephen Hess and Stanley Book, Trustee for Leslie Berlin, L. Stephen Hess and Stanley Book, Trustee for Barri Berlin, and L. Stephen Hess and Stanley Book, Trustee for Andrea Berlin are herein called the "PPL Parties" and PBP, the Passens and the Schorrs who are partners of PBP are herein called the "PBP Parties." The MML Parties, the MMD Parties, the PLS Parties, the PPS Parties, the PPL Parties and the PPB Parties are also sometimes referred to herein collectively as the "MML Group."

                                   RECITALS

WHEREAS, Corning desires to acquire MML, MMD, PLS, PPS and PPL, in exchange for shares of common stock of Corning, par value $0.50 per share (the "Corning Common Stock"), pursuant to plans of merger (set forth herein) and intended, for Federal income tax purposes, to qualify as reorganizations within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986 upon the terms and conditions hereinafter set forth; and

WHEREAS, for accounting purposes, it is intended that the mergers shall be accounted for as poolings of interests.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual and independent promises hereinafter set forth, and subject to the various terms and conditions hereinafter set forth, the MML Group and Corning hereby agree as follows:

                        ARTICLE I. The Plans of Merger

1.1 Adoption of Plan of Merger. Corning shall take or cause to be taken all requisite corporate action to organize as subsidiaries of it MML/MetPath Inc., a Maryland corporation ("MelSub"); MMD/MetPath Inc., a Maryland corporation ("MMDSub"); PLS/MetPath Inc., a Maryland corporation ("PLSSub"); PPS/MetPath Inc., a Maryland corporation ("PPSSub"); and PPL/MetPath Inc., a Maryland corporation ("PPLSub") prior to the Closing Date for the purpose of merging with MML, MMD, PLS, PPS and PPL, respectively. MelSub, MMDSub, PLSSub, PPSSub and PPLSub are also sometimes referred to herein as the "MergerSubs." The MML Group shall take or cause to be taken, as the case may be, all requisite corporate action to cause MML, MMD, PLS, PPS and PPL on or prior to the Closing Date defined in Article II to adopt and approve this Agreement as the Plans of Merger between MML and MelSub, MMD and MMDSub, PLS and PLSSub, PPS and PPSSub, and PPL and PPLSub pursuant to S. 3-105 of the Maryland General Corporation Law ("MGCL"). Corning shall cause each of the MergerSubs to take all requisite corporate action prior to the Closing Date as may be necessary to adopt and approve this Agreement as its Plans of Merger in accordance with S. 3-105 of the MGCL. On the Closing Date and subject to the satisfaction or waiver of the conditions of this Agreement, MML and MelSub, MMD and MMDSub, PLS and

PLSSub, PPS and PPSSub and PPL and PPLSub shall cause Articles of Merger pursuant to this Agreement and Plan of Merger to be filed with the State Department of Assessments and Taxation and any other jurisdiction where the same may be required, thereby effecting the MML Merger, MMD Merger, PLS Merger, PPS Merger and PPL Merger (collectively, the "Merger"). The forms of such Articles of Merger are attached hereto as Exhibits A-1 through A-5.

1.2 Terms of MML Merger; Conversion of MML Stock.

(a) Pursuant to the Merger to be consummated as provided in this Agreement, MelSub shall be merged with and into MML at and as of the filings as required by law of the MML Articles of Merger on the Closing Date, and the Articles of Incorporation, By-Laws, Board of Directors and the officers of MelSub shall be and become the Articles of Incorporation, By-Laws, Board of Directors and officers, respectively, of the surviving Maryland corporation and MelSub's separate corporate existence shall thereupon cease. MML as the surviving corporation in the Merger shall as a consequence of the Merger succeed to all of the rights, assets and properties of MelSub and shall assume all of the obligations, debts and liabilities of MelSub.

(b) Each share of MML common stock outstanding immediately prior to the MML Merger shall be converted on the Closing Date as a result of the Merger into 1,679.99452 shares of Corning Common Stock delivered in the following manner:
(i) Corning shall cause to be delivered to the Escrow Agent, pursuant to the Escrow Agreement to be executed pursuant to Section 6.1(c), the form of which is attached hereto as Exhibit B-2 (the "Escrow Agreement"), a certificate representing 10% of the above number of shares of Corning Common Stock, rounded down to the next whole share, to be deposited with the Escrow Agent on behalf of the former MML Shareholders, allocated to them in accordance with Exhibit B-1.

(ii) Certificates representing the remaining 90% of the above number of shares of Corning Common Stock shall be distributed to the Former MML Group Shareholders, allocated in accordance with Exhibit B-1.

(c) Each share of MelSub outstanding immediately prior to the MML Merger shall be converted into one share of MML as the surviving corporation in the MML Merger.

1.3 Terms of MMD Merger; Conversion of MMD Stock.

(a) Pursuant to the Merger, MMDSub shall be merged with and into MMD at and as of the filing as required by law of the Articles of Merger on the Closing Date, and the Articles of Incorporation, By-Laws, Board of Directors and the officers of MMDSub shall be and become the Articles of Incorporation, By-Laws, Board of Directors and officers, respectively, of the surviving Maryland corporation and MMDSub's separate corporate existence shall thereupon cease. MMD as the surviving corporation in the Merger shall as a consequence of the Merger, succeed to all of the rights, assets and properties of MMDSub and shall assume all of the obligations, debts and liabilities of MMDSub.

(b) Each share of MMD common stock outstanding immediately prior to the MMD Merger shall be converted on the Closing Date as a result of the Merger into
213.334 shares of Corning Common Stock delivered in the following manner:
(i) Corning shall cause to be delivered to the Escrow Agent, pursuant to the Escrow Agreement, a certificate representing 10% of the above number of shares of Corning Common Stock, rounded down to the next whole number, to be deposited with the Escrow Agent on behalf of the former MMD Shareholders, allocated to them in accordance with Exhibit B-1.

(ii) Certificates representing the remaining 90% of the above number of shares of Corning Common Stock shall be distributed to the Former MML Group Shareholders, allocated in accordance with Exhibit B-1.

(c) Each share of MMDSub outstanding immediately prior to the MMD Merger shall be converted into one share of MMD as the surviving corporation in the MMD Merger.

1.4 Terms of PLS Merger; Conversion of PLS Stock.

(a) Pursuant to the Merger, PLSSub shall be merged with and into PLS at and as of the filing as required by law of the Articles of Merger on the Closing Date and the Articles of Incorporation, By-Laws, Board of Directors and the officers of PLSSub shall be and become the Articles of Incorporation, By-Laws, Board of Directors and officers, respectively, of the surviving Maryland corporation and PLSSub's separate corporate existence shall thereupon cease. PLS as the surviving corporation in the Merger shall as a consequence of the Merger, succeed to all of the rights, assets and properties of PLSSub and shall assume all of the obligations, debts and liabilities of PLSSub.

(b) Each share of PLS common stock outstanding immediately prior to the PLS Merger shall be converted on the Closing Date as a result of the Merger into
612.90 shares of Corning Common Stock delivered in the following manner:
(i) Corning shall cause to be delivered to the Escrow Agent, pursuant to the Escrow Agreement, a certificate representing 10% of the above number of shares of Corning Common Stock, rounded down to the next whole number, to be deposited with the Escrow Agent on behalf of the former PLS Shareholders, allocated to them in accordance with Exhibit B-1.
(ii) Certificates representing the remaining 90% of the above number of shares of Corning Common Stock shall be distributed to the Former MML Group Shareholders, allocated in accordance with Exhibit B-1.

(c) Each share of PLSSub outstanding immediately prior to the PLS Merger shall be converted into one share of PLS as the surviving corporation in the PLS Merger.

1.5 Terms of PPS Merger; Conversion of PPS Stock.

(a) Pursuant to the Merger, PPS shall be merged with and into PPSSub at and as of the filings as required by law of the Articles of Merger on the Closing Date. PPS as the surviving corporation in the Merger shall as a consequence of the Merger, succeed to all of the rights, assets and properties of PPSSub and shall assume all of the obligations, debts and liabilities of PPSSub.

(b) Each share of PPS common stock outstanding immediately prior to its merger with PPSSub shall be converted on the Closing Date as a result of the Merger into 0.20 shares of Corning Common Stock delivered in the following manner:
(i) Corning shall cause to be delivered to the Escrow Agent, pursuant to the Escrow Agreement, a certificate representing 10% of the above number of shares of Corning Common Stock, rounded down to the next whole number, to be deposited with the Escrow Agent on behalf of the former PPS Shareholder.

(ii) Certificates representing the remaining 90% of the above number of shares of Corning Common Stock shall be distributed to the Former MML Group Shareholders, allocated in accordance with Exhibit B-1.

(c) Each share of PPSSub outstanding immediately prior to the PPS Merger shall be converted into one share of PPS as the surviving corporation in the PPS Merger.

1.6 Terms of PPL Merger; Conversion of PPL Stock.

(a) Pursuant to the Merger, PPLSub shall be merged with and into PPL at and as of the filing as required by law of the Articles of Merger on the Closing Date, and the Articles of Incorporation, By-Laws, Board of Directors and the officers of PPLSub shall be and become the Articles of Incorporation, By-Laws, Board of Directors and officers, respectively, of the surviving Maryland corporation and PPLSub's separate corporate existence shall thereupon cease. PPL as the surviving corporation in the Merger shall as a consequence of the Merger, succeed to all of the rights, assets and properties of PPLSub and shall assume all of the obligations, debts and liabilities of PPLSub.

(b) Each share of PPL common stock outstanding immediately prior to the PPL Merger shall be converted on the Closing Date as a result of the Merger into
226.8634 shares of Corning Common Stock delivered in the following manner:
(i) Corning shall cause to be delivered to the Escrow Agent, pursuant to the Escrow Agreement, a certificate representing 10% of the above number of shares of Corning Common Stock, rounded down to the next whole number, to be deposited with the Escrow Agent on behalf of the former PPL Shareholders, allocated to them in accordance with Exhibit B-1.

(ii) Certificates representing the remaining 90% of the above number of shares of Corning Common Stock shall be distributed to the Former MML Group Shareholders, allocated in accordance with Exhibit B-1.

(c) Each share of PPLSub outstanding immediately prior to the PPL Merger shall be converted into one share of PPL as the surviving corporation in the PPL Merger.

1.7 Certificates Representing Corning Common Stock. Certificates representing shares of Corning Common Stock delivered to MML, MMD, PLS, PPS and PPL Shareholders at Closing are being issued in a private placement pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and are therefore exempt from registration under the 1933 Act, and will bear the legend set forth below reflecting that such shares are not issued in a transaction registered under the said Act, and cannot be resold in the absence of a registration under said Act or pursuant to an exemption thereto.

The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. They may not be sold, transferred, disposed of or otherwise dealt with in a manner which would reduce the investment risk of the holder prior to October 18, 1994 and may not be sold or transferred in the absence of registration or an exemption therefrom under said Act. Any attempted transfer prior to October 18, 1994 shall be of no effect.

1.8 Fractional Shares. No certificates representing fractional shares will be issued by Corning on account of the Merger. Fractional interests in shares of Corning Common Stock shall be paid to MML, MMD, PLS, PPS and PPL Shareholders entitled thereto at Closing by check based upon the closing price of Corning Common Stock on the New York Stock Exchange Composite Index as reported in The Wall Street Journal (Eastern ed.) on the second trading day preceding the Closing Date.

1.9 Other Agreements. At the Closing (as defined below), MML Group and Corning, as applicable, will execute and deliver (i) the Registration Rights Agreement, (ii) the Escrow Agreement, (iii) the Noncompetition and Nondisclosure Agreements, (iv) the Affiliate Agreements and (v) the Employment Agreements.

                  ARTICLE II. Closing; Nature of Obligations

2.1 Closing. The closing of the transactions provided for in Article I hereof (the "Closing") shall take place at the offices of Piper & Marbury, 36 South Charles Street, Baltimore, Maryland, at 11:00 a.m. on June 7, 1994, or on such other date and at such other time and at such other place as shall be mutually agreed upon by MML and Corning (the time and date of the Closing are referred to herein as the "Closing Date").

2.2 Nature of Obligations. Whenever in this Agreement representations, warranties or covenants are expressed as being made by the MML Group, such representations, warranties and covenants shall be deemed to be representations, warranties and covenants only as follows:

(i) as to MML, of the MML Parties jointly and severally;

(ii) as to MMD, of the MMD Parties jointly and severally;

(iii) as to PLS, of the PLS Parties jointly and severally;

(iv) as to PPS, of the PPS Parties jointly and severally;

(v) as to PPL, of the PPL Parties jointly and severally; and

(vi) as to PBP, of the PBP Parties jointly and severally;

provided, however, that in the case of representations, warranties and covenants made by the MML Group, such representations, warranties and covenants shall be deemed to have been made with respect to each of the above corporations included in the MML Group, in each case severally, only by the respective shareholders of each such corporation.

           ARTICLE III. MML Group's Representations and Warranties

The MML Group hereby represents and warrants to Corning as follows:

3.1 Organization and Existence; Capitalization.

(a) MML, MMD, PLS, PPS and PPL each is a corporation duly organized and validly existing under the laws of the State of Maryland and has the full corporate power to carry on its business as it is now being conducted. Copies of the Articles of Incorporation, as amended, and the By-Laws of MML, MMD, PLS, PPS and PPL have been delivered to Corning and as delivered are complete and correct as of the date hereof. PBP is a Maryland general partnership duly formed and validly existing under the laws of the State of Maryland and has the power to carry on its business as now being conducted. A copy of the partnership agreement of PBP has been delivered to Corning and as delivered is complete and correct
                                   22
as of the date hereof. MML, MMD, PLS, PPS, PPL and PBP each is qualified to do business in each jurisdiction where the nature of its business or its assets or properties requires it to do so, except where the failure to so qualify would not have a material adverse effect on its business, assets or properties.

(b) The authorized capital stock and the number of shares issued and outstanding of each class of such capital stock as of the date hereof, for each of MML, MMD, PLS, PPS and PPL is set forth on Schedule 3.1 hereto. All of the outstanding shares of capital stock of each of MML, MMD, PLS, PPS and PPL are validly issued, fully paid and non-assessable. Except as set forth on
Schedule 3.1, there are no outstanding options, agreements, contracts, calls, commitments or demands of any character to which any of MML, MMD, PLS, PPS or PPL is a party relating to the capital stock of any of MML, MMD, PLS, PPS or PPL that either:
(i) obligates any of MML, MMD, PLS, PPS or PPL to (A) issue, redeem, sell or purchase any capital stock in such corporation or any other security of such corporation, or (B) share the profits of, or provide for bonuses, or

(ii) restricts the transfer of, or otherwise relates to transactions in, the capital stock of such corporation.

3.2 Subsidiaries' Organization and Existence; Capitalization. A "Subsidiary" shall mean any corporation, partnership or other entity, wherever and however organized, in which any of MML, MMD, PLS, PPS or PPL owns directly or indirectly at least 50% of the general voting power, common stock or equity securities or is the general partner of, or otherwise controls the management of, by having the right or ability to designate a majority of the directors or members of the governing body thereof, whether by agreement or otherwise.

(a) Other than as identified on Schedule 3.2, none of MML, MMD, PLS, PPS or PPL has any Subsidiaries, nor has it had any subsidiaries since March 31, 1994. Each Subsidiary is a corporation or a partnership duly organized and validly existing under the laws of the state of its organization and has the full power to carry on its business as it is now being conducted. Copies of the Articles of Incorporation and the By-Laws or of the partnership agreement of such Subsidiary, have been delivered to Corning and as delivered are complete and correct as of the date hereof. Each Subsidiary is qualified to do business in each jurisdiction where the nature of such business or its assets or properties requires it to do so except where the failure to so qualify would not have a material adverse effect on its business, assets or properties.

(b) The authorized capital stock and the number of shares issued and outstanding of each class of such capital stock as of the date of this Agreement for each corporate Subsidiary is set forth on Schedule 3.2 hereto. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.2, there are no outstanding options, agreements, contracts, calls, commitments or demands of any character to which such Subsidiary is a party relating to the capital stock of such Subsidiary that either:
(i) obligates such Subsidiary to (A) issue, redeem, sell or purchase any capital stock in such Subsidiary or any other security of such Subsidiary, or
(B) share the profits of such Subsidiary, or

(ii) restricts the transfer of, or otherwise relates to transactions in the capital stock of such Subsidiary.

3.3 Affiliated Companies' Organization and Existence; Capitalization. Except as stated on Schedule 3.2, none of MML, MMD, PLS, PPS, PPL or PBP has, as of the date of this Agreement, any Affiliated Companies or investments in the stock of any other corporation or any interest in any other business entity, however organized. An "Affiliated Company" shall mean any corporation, partnership or other entity, wherever or however organized, in which any of MML, MMD, PLS, PPS, PPL or PBP owns directly or indirectly at least 20% of the voting stock, equity or beneficial interest, other than a Subsidiary.

3.4 Authority to Execute and Perform Agreement. Each member of the MML Group represents and warrants that he, she or it has the full capacity, legal right, power and authority to enter into, execute and deliver this Agreement, the Registration Rights Agreement (in the form of Exhibit C attached hereto) and the Escrow Agreement and to perform fully his, her or its obligations hereunder and thereunder. Each member of the MML Group represents and warrants that this Agreement has been duly executed and delivered by such member and is the valid and binding obligation of such member enforceable against it in accordance with its terms. The Boards of Directors, or partners, as the case may be, of MML, MMD, PLS,

PPS, PPL, and PBP have approved this Agreement and the consummation of the transactions contemplated hereby and the approval by their respective Shareholders and partners has been secured, such that no other corporate or partnership proceedings are necessary on the part of any member of the MML Group to authorize this Agreement or the transactions contemplated hereby. Except as set forth in Schedule 3.11, the execution and delivery of this Agreement and the consummation by the MML Group of the transactions contemplated hereby at the Closing will not:

(a) conflict with or result in a breach or default of or constitute or result in a default under any of the terms, conditions or provisions of the Articles of Incorporation, By-Laws or governing instruments of any of MML, MMD, PLS, PPS (subject to the filing of documents requisite to change PPS from a professional corporation to a general business corporation under Maryland law), PPL or PBP, or of any Subsidiary, or to the knowledge of MML, MMD, PLS, PPS, PPL, PBP, of any Subsidiary;

(b) with such exceptions as are not individually or in the aggregate material, require the further approval or consent of any federal, state, county, local court or other governmental or regulatory body or the approval or consent of any other person other than compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act") and the obtaining of such consents as listed on the Schedule 3.11 hereto; or

(c) with such exceptions as are not individually or in the aggregate material, conflict with or result in any breach or violation of any of the terms and conditions of, or constitute a default (or an event which with notice or lapse of time or both constitute a default) under or a violation of, any statute, regulation, order, judgment or decree applicable to MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, or to the knowledge of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, of any material instrument, contract or other agreement to which MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary is a party or to which MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, or to the knowledge of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, is bound or subject.

Each member of the MML Group who or which will receive Corning Common Stock in the Merger, represents that (a) Selvin Passen, M.D. has acted as representative ("Representative") of such member of the MML Group in evaluating the investment in Corning Common Stock, (b) either alone or with the Representative, such member has such knowledge and experience in financial and business matters that such member is capable of evaluating the merits and risks of the Corning Common Stock, and (c) such member is able to bear the economic risk of an investment in such Corning Common Stock. Each such member of the MML Group acknowledges receipt by the Representative and his review of Corning's most recent Form 10-K and the Agreement, and hereby acknowledges, based on the advice of the Representative, that (i) the Representative has been furnished by the Company with all other information regarding the Company which he had reasonably requested or desired to know,
(ii) all documents which could be reasonably provided have been made available for his inspection and review and (iii) the Representative has been afforded the opportunity to ask questions of and receive answers from officers or other representatives of Corning.

3.5 1993 Unaudited Financial Statements; No Undisclosed Liabilities. Schedule
3.5 hereto includes the unaudited (i) combined balance sheets of MML, MMD, PPS and PBP, and (ii) the separate balance sheets of PPL and PLS, as of March 31, 1994, the related combined and separate statements of income and of cash flows for the 12-month period then ended (collectively the "1993 Unaudited Financial Statements"). Except as noted thereon, the 1993 Unaudited Financial Statements fairly present the financial position at March 31, 1994 and the results of operations and cash flows for the year ended March 31, 1994, of the combined entities or the separate entities included in the respective statements, all in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. Except as shown on Schedule 3.5, no dividends or other distributions have been made by any of MML, MMD, PLS, PPS, PBP or PPL or any of their Subsidiaries to the respective Shareholders since March 31, 1994. Except as shown on Schedule 3.5, with immaterial exceptions, (i) the accounts receivable as reflected in the 1993 Unaudited Financial Statements are all beneficially owned and valid claims for reimbursement, adequate reserves and allowance have been provided, and
(ii) all liabilities are properly reflected or disclosed in the 1993 Unaudited Financial Statements, including, without limitation, any liabilities resulting from failure to comply with any law and any federal, state or local tax liabilities due or to become due whether incurred in respect of or measured by income for any period prior to the close of business on March 31, 1994 or arising out of transactions entered into or any state of fact existing, prior thereto.

3.6 Tax Payments and Returns. MML, MMD, PLS, PPS, PPL and PBP have delivered to Corning true and complete copies of the federal income and state and local (including the State of Maryland) income tax returns (consolidated, separate or combined, as the case may be) for their tax years ended December 31, 1991 and 1992 (March 31, 1991, 1992 and 1993 in the case of MML) and federal and state and local income tax returns for each separately reporting Subsidiary, if any, for the same years. MML, MMD, PLS, PPS, PPL and PBP and each Subsidiary, have duly filed or secured appropriate extensions for all tax reports and returns required to be filed by it to the date hereof and have duly paid all amounts due and payable or have made adequate provision for all taxes and other related charges including those not yet payable (including interest and penalties due or claimed to be due from them) by foreign, federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, licenses, sales and payrolls). Except as set forth on Schedule 3.6, no taxing authority has audited any portion of a tax return relating to MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary since 1987, and there are no notices of audit, pending questions relating to, or claims asserted for, taxes or assessments received by or made against MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary.

3.7 Machinery and Equipment; Supplies. Schedule 3.7 sets forth the lists maintained by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries for financial reporting purposes of all machinery, equipment, furniture, motor vehicles and other tangible assets other than inventories and supplies held in the ordinary course of business owned or held under lease by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries on March 31, 1994 and which are normally capitalized by MML, MMD, PLS, PPS, PPL or their Subsidiaries. Except as described in Schedule 3.7, such machinery, equipment, furniture, motor vehicles and other tangible assets owned or used by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries and presently used in their businesses, are in good operating condition and repair, subject to ordinary wear and tear. All manufacturers' warranties, users' manuals, and maintenance documents in the possession of MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries regarding all machinery, equipment, motor vehicles and other tangible Assets as of the date of this Agreement will be maintained at their current locations. All maintenance, service, product recall, and manufacturers' upgrades have been substantially followed, installed or otherwise implemented on all machinery, equipment, motor vehicles and other tangible assets subject to this Agreement (the above-identified tangible assets and the Software identified in Section
3.10 below are herein called the "Assets"). The inventories of supplies held by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries and included in the 1993 Unaudited Financial Statements are, except as have been sold or used in the ordinary course of business and as reserved against in such financial statements, usable in the ordinary course of its business.

3.8 Business and Ownership of Assets. Except as described in Schedule 3.8, MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries are engaged in providing clinical testing services and are not engaged directly or indirectly in any other business activity. Except as also described in Schedule 3.8, MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries have good and marketable title to, or hold under lease, or under reagent-use agreements, all of their respective Assets, free and clear of all restrictions, liens, claims and other encumbrances other than Permitted Liens. No other assets are used by MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries, or are necessary, in the conduct of their business as presently carried on. For purposes of this Agreement, Permitted Liens shall mean (a) materialmen's, mechanics', carriers', worker's, repairmen's and other similar liens arising from or incurred in the ordinary course of business, or statutory landlord's liens under leases to which any of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary is a party, with respect to which the underlying obligation is not in default or such obligation or lien is being contested in good faith, (b) the rights of third parties with respect to inventory or work in progress under orders or contracts entered into by any of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary in the ordinary course of business, (c) liens securing indebtedness which are discharged in accordance with stated credit terms set forth in instruments listed on Schedule 3.11 or omitted therefrom in accordance with Section 3.11, (d) liens that do not materially detract from or materially interfere with the present use of the properties or assets subject thereto or affected thereby, or otherwise materially impair present business operations in which such properties are used or materially interfere with the sale, or materially detract from the aggregate value, of any properties held for sale, (e) as reflected in financial statements or the notes thereto delivered pursuant to Sections 3.5 or 6.1 hereof, or (f) liens for taxes not yet delinquent, or the validity or amount of which are being contested in good faith.

3.9 Client List. Schedule 3.9 includes complete and accurate listings of all of the clients for whom MML, MMD, PLS, PPS, PPL and their Subsidiaries performed clinical laboratory testing or other services with a cumulative invoice value of at least $500 during February and March, 1994, including the name and address of each such client and complete and accurate statements of sales and accounts receivable aging for each during the two-month period of February and March, 1994. Except as set forth on Schedule 3.9, to the knowledge of members of the MML Group, no client on such list has, by written notice or by oral declaration, advised MML, MMD, PLS, PPS, PPL or any Subsidiary that it intends to terminate its business relationship with MML, MMD, PLS, PPS, PPL or such Subsidiary, except those clients whose average monthly referrals to MML, MMD, PLS, PPS, PPL or such Subsidiary during 1993 do not exceed $10,000 individually and do not exceed $250,000 in the aggregate for all such excluded clients.

3.10 Computer Programs and Software. Set forth on Schedule 3.10 is a list and description of all material computer programs and software being used by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries at March 31, 1994 for laboratory and business systems but excluding off-the-shelf commercially available systems owned by or licensed to MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries (inclusively, the "Software").

3.11 Contracts and Commitments. Set forth on Schedule 3.11 hereto are complete and accurate lists as of March 31, 1994 of the following that were, at that date, operative and in effect:

(a) Sales contracts of MML, MMD, PLS, PPS, PPL or any Subsidiary other than those which are terminable without penalty on less than 61 days' notice or which individually are for less than $10,000 per month;

(b) Currently outstanding bids and sales proposals of MML, MMD, PLS, PPS, PPL or any Subsidiary other than those which individually are for less than $10,000 per month;

(c) Purchase orders and purchase commitments of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary other than those which individually are either (i) for less than $50,000 or (ii) can be terminated without penalty by MML, MMD, PLS, PPS, PPL, PBP or such Subsidiary on less than 61 days' notice;

(d) Personal property leases and other rental, use or service arrangements of MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries other than those which either (i) can be terminated without penalty by MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries on less than 61 days' notice or (ii) individually requires payment by MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries over its remaining life of less than $100,000 in the aggregate;

(e) Real property leases and similar contracts and arrangements pursuant to which MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary leases or rents any land, building, facility, service center or other interest in realty other than those which either (i) can be terminated without penalty by MML, MMD, PLS, PPS, PPL, PBP or such Subsidiary on less than 61 days' notice or (ii) individually requires payment by MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries over its remaining life of less than $25,000 in the aggregate (the "Business Premises Leases");

(f) All laboratory management agreements, compensation arrangements (as defined in the Omnibus Budget Reconciliation Act of 1989 - the "Stark law," as amended, 42 U.S.C.A. 1395(nn)) with referring physicians, indemnity or guaranty arrangements, business acquisition agreements, licensing agreements, nondisclosure agreements, non-compete agreements, joint-venture agreements, and commission agreements;

(g) All agreements between MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary and any Shareholder or partner (as the case may be) of MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries or any officer or director of MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries other than normal at will employment arrangements and those set forth on Schedule 3.13; and

(h) All other material contracts, agreements, commitments, leases, mortgages, notes, bonds, loans or other instruments, whether written or oral (other than those specifically included or excluded by subsection (a) through (g) above) and all amendments, consents, waivers, side letters and commitments related thereto, to which MML, MMD, PLS, PPS, PPL, PBP or any of their Subsidiaries is a party other than those which either (i) can be terminated without penalty by MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries on less than 61 days' notice or (ii) individually requires payment by MML, MMD, PLS, PPS, PPL, PBP or such Subsidiary over its remaining life of less than $100,000.

The items to be set forth pursuant to (a) through (h) above are hereinafter collectively referred to as the "Contracts." Contracts excluded from Schedule
3.11 solely by reason of dollar limitations or entered into subsequent to March 31, 1994 do not obligate MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries to more than $1 million of cost or expense in the aggregate and none of such Contracts is material to the business of MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries. Except as set forth in Schedule 3.11, all Contracts are valid, binding and in full force and effect and have not been amended or modified from the forms thereof provided to Corning. No party to any Contract is to the knowledge of MML, MMD, PLS, PPS, PPL or PBP (after due inquiry of their respective Subsidiaries) in any material respect in default thereof and to the knowledge of MML, MMD, PLS, PPS, PPL or PBP there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any such party, except as to matters which are immaterial to the performance of any such Contract. MML, MMD, PLS, PPS, PPL and PBP (after due inquiry of their respective Subsidiaries) do not know or have no reason to know of any cancellation, or threat to cancel or not to renew or extend, or of any reasonable basis for any other party thereto to cancel any Contract to which MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary is party. For the purposes of the foregoing sentence, knowledge or reason to know shall mean a written declaration of a party having a Contract with MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary or an unequivocal oral statement by such party known to a person specified under Section 8.12 to such effect. MML, MMD, PLS, PPS, PPL and PBP has furnished or made available to Corning complete and accurate copies of all Contracts.

3.12 Intellectual Property Rights; Nondisclosure of Proprietary Information.

(a) Set forth on Schedule 3.12 is a list of all trade names, assumed names, service marks, trademarks, logos, patents, applications for patent, copyrights and other intellectual property rights owned by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries. Except as set forth on Schedule 3.12, MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries have all rights necessary to use the intellectual properties they use in their businesses free and clear of all liens and claims and require no rights in any such properties that they do not have to conduct their businesses as presently conducted.

(b) Except as set forth on Schedule 3.12, or governed by sufficient confidentiality agreements, MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries have not disclosed any material proprietary or confidential information, including, but not limited to, current or prospective customer lists, financial statements, trade secrets, methods by which the businesses of MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries are or have been conducted and methods by which the customers or business of MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries are or have been obtained, to any third party, except in the ordinary course of business, or to persons or entities such as the counsel or accountants of MML, MMD, PLS, PPS, PPL and PBP or the Internal Revenue Service, other governmental authorities or as required by law. For purposes of this Agreement, disclosure of information to parties interested in purchasing some or all of the stock or assets of MML, MMD, PLS, PPS, PPL, PBP or any of their Subsidiaries or entering into a partnership, consolidation, joint venture, or other business arrangement whereby the third party would share in the profits generated by the confidential and proprietary information of MML, MMD, PLS, PPS, PPL, PBP or any of their Subsidiaries shall not be considered transactions in the ordinary course of business.

3.13 Employees; Employee Benefits. Set forth on Schedule 3.13 hereto are the following:

(a) Employees. A complete and accurate list of the names, titles, dates of hire and rates of pay of all MML, MMD, PLS, PPS, PPL, PBP and Subsidiary employees as of the date hereof whose base salary is at least $50,000 per year. Set forth separately on Schedule 3.13, is a list of all written and verbal employment or consultant agreements other than those that are at will to which MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary is bound, including, as indicated on Schedule 3.13, certain agreements that will be terminated prior to the Closing Date;

(b) Termination Pay Policy. A description of the termination or severance pay policy of MML, MMD, PLS, PPS, PPL, PBP and each Subsidiary;

(c) Benefit Plans. A list of each employee benefit or compensation plan, including without limitation, pension, retirement, deferred compensation, profit sharing, bonus or incentive, medical, dental, health insurance and life insurance or other employee benefit plans of MML, MMD, PLS, PPS, PPL, PBP and each Subsidiary; and

(d) Vacation Pay. A complete and accurate list of all vacation pay accrued as of March 31, 1994 in respect of MML, MMD, PLS, PPS, PPL, PBP and any Subsidiary employees whose annual cash compensation exceeds $40,000.

Except as set forth on Schedule 3.13, neither MML, MMD, PLS, PPS, PPL, PBP nor any Subsidiary is a party to, bound by, nor does it maintain or make any contribution to any pension, retirement, deferred compensation, profit sharing, bonus or incentive plan, medical, dental or other health insurance plan, life insurance plan, or other employee benefit plan or program (whether or not legally binding), including, without limitation, any "employee benefit plan" (as defined under Section 3(3) of the federal Employee Retirement Income Security Act ("ERISA"), under which employees of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary are eligible to participate or derive a benefit (collectively "Employee Plans" and individually "Employee Plan"). MML, MMD, PLS, PPS, PPL and PBP have furnished or made available to Corning complete and accurate copies of all the Employee Plans (and, in the case of any unwritten Employee Plans, written descriptions thereof) listed on Schedule 3.13, all trust or other funding agreements, all amendments thereto, and all favorable determination letters issued by the Internal Revenue Service with respect to the Employee Plans and amendments thereto. Each Employee Plan complies in all material respects with all applicable laws, including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended.

3.14 Insurance. Schedule 3.14 sets forth a list of all insurance policies held by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries. Except as set forth on Schedule 3.14, all such policies are in full force and effect and there are no notices or, to their knowledge, threats of cancellation thereunder, and there are no unresolved claims pending by MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary thereunder.

3.15 Permits, Licenses and Compliance with Laws. (a) Schedule 3.15 sets forth a list of all material permits, licenses and approvals from federal, state, local and foreign governmental and regulatory bodies held by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries, including, without limitation, laboratory licenses issued for participation in the Medicare and Medicaid programs, the CLIA license and all state laboratory licenses required to be issued in those states in which MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary does business (collectively the "Permits"), and such Permits are valid and sufficient for all business presently conducted by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries. Schedule 3.15 lists all claims and notices that MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, has received between January 1, 1991 and March 31, 1994 alleging that either MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary is not in compliance with the terms of any such Permits and with all requirements, standards and procedures of the federal, state, local and foreign governmental regulatory bodies which issued them or of any limitation or proposed limitation on any laboratory license, excluding matters either heretofore finally disposed of or for which an immaterial monetary penalty was assessed or is proposed.

(b) To the knowledge of any of them, MML, MMD, PLS, PPS, PPL, PBP and each Subsidiary is, and has been for 3 years prior to the Closing Date, in substantial compliance with all federal, state and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to its business (collectively "Laws") and, without limiting the generality of the foregoing to the knowledge of any of them, (i) neither MML, MMD, PLS, PPS, PPL, PBP nor any Subsidiary, nor anyone on their behalf, have received any notices or has any knowledge of any material violations of any Laws regarding the operation of their businesses and the Assets; (ii) neither MML, MMD, PLS, PPS, PPL, PBP nor any Subsidiary, nor any of their respective directors, officers, shareholders, owners, principals, representatives, agents or employees, have engaged in any activity or conduct, or have engaged in any course of action that could reasonably be expected to lead to any activity or conduct that could be determined to be illegal, unlawful or otherwise prohibited by any federal, state, municipal or other governmental agency or instrumentality; (iii) without limiting the generality of the foregoing, neither MML, MMD, PLS, PPS, PPL, PBP nor any Subsidiary, nor any of their directors, officers, employees, representatives or agents, on behalf of or for the benefit of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary has solicited or obtained specimen referrals in violation of State or federal law and (iv) billing by MML, MMD, PLS, PPS, PPL and their Subsidiaries under the Medicare and Medicaid programs has been true and correct in all material respects and in compliance in all material respects with applicable laws, regulations and policies and has been true and correct in all material respects for all other billings.

(c) Except as set forth on Schedule 3.15(c), neither MML, MMD, PLS, PPS, PPL, PBP nor any Subsidiary, nor any officer, director, agent or managing agent of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, has been convicted of, charged with or, to the knowledge of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, investigated for a Medicare, Medicaid or state health program related offense or within the past three years convicted of, charged with or, to the knowledge of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, investigated for a violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been excluded or suspended from participation in Medicare, Medicaid or any federal or state health program or within the past three years has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court or governmental agency relating to MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries, or their businesses.

(d) The use by MML, MMD, PLS, PPS, PPL and PBP of the Business Premises (as defined in Section 3.18 below) leases are valid and permitted uses of said premises which do not violate in any material respect applicable planning or zoning laws, rules or regulations, or any other agreements, documents or instruments respecting such premises. Except as stated in Schedule 3.15(d), MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries have no notice or knowledge of any reason why occupancy and use of such premises by Corning and its subsidiaries and affiliates following Closing, in the same manner as such have been operated by MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries, would not be valid, permitted and non-violative of any Business Premises leases. The Business Premises leases comply with the requirements of the Stark law.

3.16 Proficiency Testing and Inspection Reports. For each test or analysis performed or offered by MML, MMD, PLS, PPS, PPL and their Subsidiaries,
Schedule 3.16 accurately sets forth a summary of all proficiency testing performed by MML, MMD, PLS, PPS, PPL and their Subsidiaries on each such test or analysis and the results thereof for each of the four most recent quarters for which proficiency testing was performed on such test or analysis, including without limitation proficiency testing under state, federal or privately operated programs. Schedule 3.16 also lists by name of inspecting body, scope of inspection, date of inspection and result of inspection all inspection reports of MML, MMD, PLS, PPS, PPL and their Subsidiaries in the possession of MML, MMD, PLS, PPS, PPL or their Subsidiaries by all governmental authorities and private accreditation agencies having jurisdiction over its business issued since January 1, 1991. Except as stated on Schedule 3.16, there are no inspections, or proficiency tests performed by MML, MMD, PLS, PPS, PPL and their Subsidiaries, for which MML, MMD, PLS, PPS, PPL or their Subsidiaries have not yet received a report or results.

3.17 Litigation and Claims. Set forth on Schedule 3.17 is a list and description of (i) every material claim, complaint, suit, action and judicial, regulatory, arbitral or governmental action, proceeding or (to their knowledge) investigation, pending, or to the knowledge of MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, threatened, against MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries, or any of their respective officers, directors, agents, or managing agents in relation to MML, MMD, PLS, PPS, PPL or such Subsidiaries, as the case may be, and (ii) each such claim, complaint, suit, action, proceeding or investigation settled, adjudicated or otherwise disposed of at any time on or after January 1, 1991. Except as set forth on Schedule 3.17, neither MML, MMD, PLS, PPS, PPL, PBP nor any Subsidiary, has knowledge of any basis for any material claim against MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, whether or not such a claim has been asserted.

3.18 Real Estate. Set forth on Schedule 3.18 are descriptions of all of MML, MMD, PLS, PPS, PPL and their Subsidiaries' owned and leased real property (their "Business Premises"), including MML's principal laboratory in Baltimore, Maryland (the "Baltimore Facility"). MML, MMD, PLS, PPS, PPL or their Subsidiaries, as the case may be, hold marketable title to each real property facility listed as owned by them on Schedule 3.18. All restrictions and encumbrances on each Business Premises other than Permitted Liens are set forth on Schedule 3.18. The roof, structure and all mechanical systems in and on the Baltimore Facility, each other owned laboratory facility, and each leased laboratory facility for which MML, MMD, PLS, PPS, PPL or any Subsidiary has responsibility for maintenance or repair, including, without limitation, electrical, plumbing, heating, ventilating, air conditioning, water supply and sewage disposal systems, together with all fixtures and appliances are in good condition and working order, with due allowance for their years of service, and free from any material defects.

3.19 Environmental Matters. (a) Neither MML, MMD, PLS, PPS, PPL, PBP or any Subsidiary, has received any notice or has any knowledge of any violations of any Laws regarding their Business Premises. MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries, and to their knowledge, all current and previous owners of the Business Premises have complied in all material respects with all laws regarding the storage and removal of hazardous or toxic substances and medical wastes. MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries have not caused the use, storage, handling or release (as that term is defined below) of any hazardous substance (as defined below) to occur on the Business Premises. To the best of MML's, MMD's, PLS's, PPS's, PPL's, PBP's and their respective Subsidiaries' knowledge, the same never has occurred on the Business Premises. Except as stated on Schedule 3.19(a), there has been no assertion of any federal, state or local "superfund" or other lien, proceeding, claim, liability or action for the cleanup, removal (as defined below), or remediation of any such hazardous substance from the Business Premises or from any other real property owned or controlled by MML, MMD, PLS, PPS,

PPL, PBP or a Subsidiary, or in which MML, MMD, PLS, PPS, PPL, PBP or a Subsidiary have any interest, legal or equitable, and MML, MMD, PLS, PPS, PPL, PBP or a Subsidiary's Business Premises have not received any notice or notification regarding same, or subject to the threat or likelihood thereof.

The terms "hazardous substance", "release" and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs (14), (22) and (23), respectively, of Title 42 U.S.C. Section 9601 et seq. and any applicable state laws, as well as regulations provided thereunder, however, the term "hazardous substance" as used herein also shall include: (i) "hazardous waste" as defined in paragraph (5) of 42 U.S.C. Section 6903; (ii) "petroleum" as defined in paragraph (8) of 42 U.S.C. Section 6991; (iii) any friable asbestos containing material; and (iv) any polychlorinated biphenyls or PCB's.

The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C.
Section 9601 et seq., as amended, and any similar state statute or local ordinance applicable to the Sellers premises, and all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto.

(b) Underground storage tanks (as defined below) for which MML, MMD, PLS, PPS, PPL, PBP or a Subsidiary may have responsibility under law or contract for maintenance or removal are located upon and/or serve MML, MMD, PLS, PPS, PPL, PBP or a Subsidiary's Business Premises at the locations listed on
Schedule 3.19(b) and no others. Schedule 3.19(b) lists the current use and capacity for each. "Underground storage tank" for the purposes of this Agreement shall mean any one or combination of tanks, including appurtenant pipes, lines, fixtures and other related equipment, used to contain an accumulation of hazardous substances (as defined in subparagraph 3.19(a) hereof), the volume of which, including the volume of the appurtenant pipes, lines, fixtures and other related equipment, is ten (10%) percent or more below the ground. The underground storage tanks located on or which serve MML, MMD, PLS, PPS, PPL, PBP or a Subsidiary's Business Premises have, where required by law, been duly registered and permitted in accordance with all applicable laws and regulations. MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries know of no release from their underground storage tanks. The underground storage tanks have been operated and maintained in all materials respects in accordance with all applicable laws, including, but not limited to the following:
(i) MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries (and/or the landlord of each premises upon which underground storage tanks are located) possess a currently valid registration certificate for each of the underground storage tanks;

(ii) MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries (and/or the landlord of each premises upon which underground storage tanks are located) currently maintain all legally required inventory records for the underground storage tanks;

(iii) MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries (and/or the landlord of each premises upon which underground storage tanks are located) has given to the applicable State Department of Environmental Protection and to appropriate local health agencies all notifications required under applicable law of any unaccountable loss of volume from the underground storage tanks; and

(iv) MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries (and/or the landlord of each premises upon which underground storage tanks are located) have installed a monitoring system for leak detection relating to the underground storage tanks where required by law, and have installed, maintained and operated same in accordance with manufacturer's requirements.

3.20 Formation Documents and Minute Books; Officers and Directors. The minutes of Corporate Proceedings, Stock Transfer Registers, Certificates of Incorporation and By-Laws of MML, MMD, PLS, PPS, PPL and their Subsidiaries and the partnership records and partnership agreement of PBP delivered to Corning for inspection are correct and complete and accurately reflect all actions and proceedings of the Shareholders and Boards of Directors of MML, MMD, PLS, PPS, PPL and their Subsidiaries and of the partners of PBP to date.
Schedule 3.20 identifies by name and address each Director and Officer of MML, MMD, PLS, PPS, PPL, PBP and each Subsidiary who has served as such since January 1, 1988.

3.21 MML, MMD, PLS, PPS, PPL and PBP Affiliates. Schedule 3.21 lists the Affiliates of MML, MMD, PLS, PPS, PPL and PBP ("Affiliates"). Affiliates shall mean officers, directors, shareholders and partners of MML, MMD, PLS, PPS, PPL or PBP who hold directly or indirectly 10% or more of the voting stock or voting interests of MML, MMD, PLS, PPS, PPL or PBP, and any other person who may be considered an affiliate under SEC Rule 144 (a)(1).

3.22 Bank Accounts. Schedule 3.22 is a list of all bank accounts, lock boxes and other depositaries of MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries identifying bank, branch and account number, as well as the authorized signatories thereto.

3.23 Brokers. Negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by MML, MMD, PLS, PPS, PPL and PBP without the assistance of any broker or finder and no brokerage or finders' commission or fee is payable by MML, MMD, PLS, PPS, PPL or PBP to any other party on account of this Agreement or the transactions contemplated hereby.

3.24 No Material Adverse Change. Except as disclosed on Schedule 3.24 hereto, since March 31, 1994, as to MML, MMD, PPS and PBP, and since December 31, 1993 as to PLS and PPL: MML, MMD, PLS, PPS, PPL, PBP and their respective Subsidiaries, taken as a whole, have not suffered any adverse change in their financial condition, assets, liabilities or business except changes in the ordinary course of business which in the aggregate have not been materially adverse or as contemplated hereby, nor any damage, destruction or loss, whether or not covered by insurance of any material portion of the assets reflected in the 1993 Unaudited Financial Statements.

3.25 Disclosure. Except as such representation or warranty may be qualified herein to the knowledge of any corporate entity in the MML Group, no representation or warranty by any member of the MML Group nor any written statement or certificate furnished to Corning pursuant hereto, contains any untrue statement of a material fact or omits (except as stated in any Schedule) to state a material fact necessary to make the statements contained herein and therein not misleading.

3.26 Qualification for Pooling of Interest. There are no entities not included in the MML Group that would be necessary entities for inclusion in the MML Group in order for the transactions contemplated by this Agreement to qualify as a pooling of interest for accounting purposes. The MML Group do not know of any action taken by them or condition applicable to them that would preclude accounting for the transactions hereunder as a pooling of interest.

             ARTICLE IV. Cornings Representations and Warranties

Corning hereby represents and warrants to each member of the MML Group as follows:

4.1 Capitalization of Corning. The authorized capital stock of Corning consists of 10,000,000 shares of Series Preferred Stock, par value $100 each, and 500,000,000 shares of Corning Common Stock par value $.50 per share. As of April 18, 1994, 259,631 shares of Series B 8% Convertible Preferred Stock, $100 par value per share were issued and outstanding. As of April 18, 1994, 208,963,513 shares of Corning Common Stock were issued and outstanding, 27,464,921 shares were held in Corning's treasury, and 8,592,297 shares were reserved for issuance in connection with employee stock option plans, convertible securities and an incentive stock plan. All of the outstanding shares of Corning Common Stock are, and the shares of Corning Common Stock to be issued to MML, MMD, PLS, PPS and PPL's Shareholders will be, when issued, duly authorized, validly issued, fully paid and nonassessable free of any preemptive rights. Except as indicated above, Corning was not, at April 18, 1994, a party to or bound by any options, calls, warrants or subscriptions of any character relating to any issued or unissued stock or any other equity security issued or to be issued by it.

4.2 Organization and Good Standing. Corning is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and each MergerSub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and each has or will have full corporate power to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary.

4.3 Authority to Execute and Perform Agreement. Corning has (and each MergerSub will have) the full legal right, power and authority to enter into, execute and deliver this Agreement and the Registration Rights Agreement and the Escrow Agreement and to perform fully its obligations hereunder and thereunder. This Agreement has been and the Registration Rights Agreement and the Escrow Agreement will be duly executed and delivered by Corning and/or each MergerSub as required and are or will be the valid and binding obligations of each of Corning and/or each MergerSub enforceable in accordance with their terms. This Agreement has been approved by the Board of Directors of Corning and no other corporate proceedings (other than the requisite actions by the MergerSubs) are necessary to authorize this Agreement and the other agreements identified herein above or the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the other agreements identified herein above, the consummation of the transactions contemplated hereby and thereby and the performance by Corning and each MergerSub of this Agreement and the agreements identified herein in accordance with their terms and conditions, will not:

(a) conflict with or result in a breach of or constitute or result in a default under any of the terms, conditions or provisions of the Certificate or Articles of Incorporation, By-Laws or other governing instruments of Corning, or any subsidiary of Corning, including any MergerSub, respectively;

(b) require the further approval or consent of any foreign, federal, state, county or local court or other governmental or regulatory body, or the approval or consent of any other person (other than compliance with the H-S-R
Act); or

(c) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, any statute, regulation, order, judgment or decree applicable to Corning, any subsidiary of Corning or any MergerSub, or any instrument, contract or other agreement to which Corning, any subsidiary of Corning or any MergerSub is a party or by or to which Corning or any MergerSub is bound or subject.

4.4 Financial Statements. Corning's annual report on Form 10-K for the fiscal year ended January 1, 1994 (the "Corning 1993 10-K"), and all 8-K's filed by Corning since January 1, 1994 (the "1994 8-K's") and its 1994 Annual Proxy Statement, copies of which have been furnished to MML, MMD, PLS, PPS and PPL were each, on the dates of their respective filings with the Securities and Exchange Commission, accurate in all material respects and did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The financial statements included in the Corning 1993 10-K present fairly the financial position of Corning and its subsidiaries at such dates and the results of their operations and changes in their financial position for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements, except as set forth in the report of independent accountants relating to the financial statements included in the Corning 1993 10-K. With immaterial exceptions, all liabilities are properly reflected or disclosed on such financial statements including, without limitation, any liabilities resulting from failure to comply with any law and any federal, state or local tax liabilities due or to become due whether incurred in respect of or measured by income for any period prior to the close of business on March 27, 1994 or arising out of transactions entered into or any state of facts existing, prior thereto. The Corning 1993 10-K and the 1994 8-K's were filed in a timely manner and complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

4.5 Litigation. Except as disclosed in the Corning 1993 10-K and the Corning 1994 8-Ks, there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations or other controversies pending, or to the knowledge of Corning or any MergerSub threatened, or as to which Corning, any subsidiary of Corning or any MergerSub has received any notice, claim or assertion, which involves a potential cost or liability to Corning or any subsidiary of Corning which would, if adversely determined, singly or in the aggregate, materially and adversely affect the financial condition, result of operations, business or prospects of Corning and its subsidiaries considered as a whole. Neither Corning nor any subsidiary of Corning is in default with respect to any order, writ, injunction or decree of any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to it which is material to the financial condition, results of operations or business of Corning and its subsidiaries considered as a whole.

4.6 Continuity of Business. It is the present intention of Corning (i) to cause each of MML, MMD, PLS, PPS and PPL, subsequent to the consummation of the Merger, to continue the business that MML, MMD, PLS, PPS and PPL, respectively, currently conducts and (ii) not to dispose of the shares of or liquidate MML, MMD, PLS, PPS or PPL, except that Corning may, subsequent to the Merger, contribute such shares to any direct or indirect wholly owned subsidiary of Corning, or merge such companies into other wholly owned direct or indirect subsidiaries of Corning.

4.7 Brokers. Negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Corning and the MergerSubs without the assistance of any broker or finder and no brokerage or finders' commission or fee, is payable by Corning or the MergerSubs to any other party on account of this Agreement or the transactions contemplated hereby.

4.8 Disclosure. Except as such representation or warranty may be qualified herein to the best knowledge of Corning or a MergerSub, no representation or warranty by Corning or any MergerSub, nor any written statement or certificate furnished to MML, MMD, PLS, PPS or PPL pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

4.9 No Material Adverse Change. Since January 1, 1994, other than disclosed in Corning's 1994 10-Q and 8-Ks, there has been no material adverse change in the assets, business, operations or financial condition of Corning and its subsidiaries considered as a whole or any other event, condition or state of facts of any character peculiar to Corning or any of its subsidiaries or to their operations which materially and adversely affects, or threatens to materially and adversely affect, the assets, business, operations or financial condition of Corning and its subsidiaries considered as a whole.

4.10 Qualification for Pooling of Interest. No action, event or condition relating to Corning, any of its subsidiaries or affiliates or any Merger Sub has occurred or exists which could result in Corning's being unable to account for the Merger as a pooling of interests.

4.11 Compliance. Corning and its consolidated subsidiaries have all licenses, permits, approvals and other authorizations, and have made all necessary filings and registrations, which are necessary in order to enable them to conduct their businesses in all material respects. Corning and its consolidated subsidiaries are in compliance in all material respects with all applicable laws, regulations and ordinances which are material to the business of Corning and its subsidiaries taken as a whole.

4.12 S-3 Qualification. Corning is eligible to use Form S-3 under the Securities Act in connection with the "shelf" registration pursuant to Rule 415 under the Securities Act, as contemplated by the Registration Rights Agreement, of the shares of Corning Common Stock to be issued to the MML Group Shareholders in the Merger.

                        ARTICLE V. Certain Agreements

5.1 Investigations and Operations of Business. Between the date of this Agreement and the Closing Date:

(a) Access to Records and Business. MML, MMD, PLS, PPS, PPL and PBP shall give Corning and its representatives and agents full access to the premises and books and records of MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries and shall cause their officers and independent auditors to furnish Corning such financial and operations data and other information, including access by Corning and Price Waterhouse to MML's, MMD's, PLS's, PPS's, PPL's and PBP's independent auditors' work papers to the extent agreed upon by such independent auditors in accordance with general practice), with respect to the business and properties of MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries as Corning shall from time to time request; provided, however, that any such investigation (i) shall be conducted upon reasonable prior notice at mutually agreed times and otherwise in such manner as not to interfere unreasonably with the operation of the business of MML, MMD, PLS, PPS, PPL, PBP or their Subsidiaries and (ii) shall not affect any of the representations and warranties hereunder. In the event the Merger is not consummated, Corning will return and will cause its representatives to return, all documents, work papers and other material obtained from MML, MMD, PLS, PPS, PPL and PBP in connection with the transactions contemplated hereby and will hold such material and business information derived therefrom confidential unless and until such material or the information contained therein becomes part of the public domain or is obtained in good faith from other sources who are entitled to disclose such material or information.

(b) Preservation of Business. MML, MMD, PLS, PPS, PPL and PBP will each use its best efforts to preserve intact the business organization of MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries, as the case may be, to keep available the services of the present officers and employees of MML, MMD, PLS, PPS, PPL, PBP and their Subsidiaries and to preserve its present relationships with persons having significant business relations with them.

(c) Operations in the Ordinary Course. Except as expressly contemplated otherwise herein and in Schedule 5.1(c), each of MML, MMD, PLS, PPS, PPL and PBP shall cause itself and its respective Subsidiaries to operate its respective business only in the ordinary course and, by way of amplification and not limitation, MML, MMD, PLS, PPS, PPL and PBP shall not without the prior written consent of an officer of Corning which shall not be unreasonably withheld (which consent shall be given or withheld, as the case may be, within 72 hours of Corning's receipt of MML's, MMD's, PLS's, PPS's, PPL's or PBP's written request therefor, with any failure to so give or withhold consent being deemed consent):
(i) issue or commit to issue any capital stock, partnership interest or other ownership interest in itself or any Subsidiary,

(ii) grant or commit to grant any options, warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any shares of its or its Subsidiaries' capital stock or other ownership interest,

(iii) declare, set aside, or pay any dividend or distribution with respect to the capital stock or other ownership interest of it or of any Subsidiary,

(iv) directly or indirectly (other than pursuant to and in accordance with the terms of plans or agreements listed on the Schedules hereto) redeem, purchase or otherwise acquire or commit to acquire any capital stock or other ownership interest of it or of any Subsidiary,

(v) effect a split or reclassification of its capital stock or a recapitalization of it,

(vi) change its Articles of Incorporation or By-Laws or amend any Shareholders agreement to which any of them is a party,

(vii) enter into any research and development agreement or enter into any license agreement not cancelable without penalty in 90 days or less,

(viii) enter into any employment, consulting or agency agreement or commitment with any person or modify or cancel any such agreement, commitment or contract in effect on the date hereof containing an obligation to pay or accrue more than $50,000 annually or totaling $100,000 in the aggregate for any one such person, provided that the foregoing restriction shall not apply to hirings by it of persons to replace employees who have left the employ of it or of a Subsidiary or where no employment agreement specifying a minimum term of employment is entered into with such person,

(ix) enter into, or modify or cancel, any agreement, contract or commitment relating to capital expenditures containing an obligation to pay or accrue more than $50,000 or totaling $100,000 in the aggregate,

(x) enter into, or modify or cancel, any agreement, contract, indenture or other instrument relating to the borrowing of money or other contracting for indebtedness or the guarantee of any obligation for the borrowing of money or other contracting for indebtedness in excess of $50,000, or, except pursuant to existing revolving credit facilities and other financing agreements in the normal course of business consistent with past practices and financing for construction of an addition to the Baltimore Facility, for expenditures permitted by this Agreement, incur additional indebtedness in excess of $50,000 over that shown on its latest interim balance sheet delivered to Corning prior to the date hereof,

(xi) enter into, or modify or cancel, any lease of real or personal property having a term of more than one year or containing an obligation to pay or accrue more than $25,000 a year or totaling $100,000 in the aggregate, excluding renewals of existing leases in the ordinary course for a period of not longer than one year,

(xii) enter into, or modify or cancel, any agreement, contract or commitment relating to the disposition or acquisition of any interest in any business enterprise, except as contemplated by Schedule 3.2,

(xiii) enter into any new line of business, or terminate any existing line of business, or open, or agree to open, or close, or announce the closure of, any facility,

(xiv) enter into, or modify or cancel any other agreement, contract or commitment which is not terminable without payment by it or by any Subsidiary of an amount greater than $25,000 or which agreements, contracts or commitments are not terminable without payment of an amount greater than $250,000 in the aggregate,

(xv) pay or agree to pay any increased remuneration by way of bonus or otherwise, to any of its officers, directors, or employees or of its Subsidiaries, or adjust the compensation of any such person except pursuant to existing merit pay adjustment programs or existing annual bonus programs, or

(xvi) amend any Benefit Plan, except as required by law.

5.2 Notifications of Breach. Corning and the MML Group, as the case may be, shall promptly notify the other of any action or inaction by either of them or any other person which shall render inaccurate in any material respect any of their respective representations and warranties contained herein.

5.3 Third Party Consents. Corning and MML, MMD, PLS, PPS, PPL and PBP shall use their respective best efforts to obtain the consent or approval of each third party whose consent or approval is required by this Agreement for the consummation of the transactions contemplated hereby.

5.4 PPS Amendments. PPS shall take the corporate action necessary prior to the Closing Date to enable it to merge with PPSSub on the Closing Date.

5.5 Pathology Building Partnership. On or before the Closing Date, the partners of PBP shall (i) dissolve PBP and contribute all of the net assets thereof to MML by contributing all of the gross assets thereof (less appropriate distributions as permitted by this Agreement) to MML or (ii) contribute their respective partnership interests in PBP to MML, in either of case (i) or (ii) causing MML to undertake and assume all of the debts, obligations and liabilities thereof (and releasing the PBP Parties therefrom) in a manner such that MML shall succeed to all of the assets, liabilities and business of PBP, provided that they shall, as MML Shareholders, obtain an adjustment to their proportionate ownership of MML on account of such contribution and provided further that such adjustment is based on the fair value of such assets or interests (as the case may be).

5.6 Maintenance of Assets. MML, MMD, PLS, PPS, PPL and PBP shall cause the assets and properties used by them in the conduct of their business and the business of each Subsidiary (i) to be maintained in usable operating condition, damage by casualty and ordinary wear and tear excepted, and (ii) to be used in the ordinary course of business consistent with past practice.

5.7 Listing of Corning Common Stock. Corning shall use its best efforts to obtain, prior to the Closing, approval for the listing on the New York Stock Exchange, Inc., subject to official notice of issuance, of the shares of Corning Common Stock issued and to be issued pursuant to this Agreement.

5.8 Adjustments of Corning Common Stock. If Corning shall effect a split, consolidation, reclassification of Corning Common Stock outstanding or make any other distribution of Corning Common Stock or of any security convertible into Corning Common Stock to the holders of Corning Common Stock, generally, after the date hereof and on or before the Closing Date, the MML, MMD, PLS, PPS and PPL Shareholders shall have the right to receive hereunder at Closing such number of shares of Corning Common Stock as they would have been entitled to receive upon such split, consolidation, reclassification or distribution had the Closing been held immediately prior to such split, consolidation, reclassification or distribution.

5.9 Certain MML Transactions. (a) MML, shall discharge in cash on or prior to the Closing Date the obligations of MML listed in Part III of Schedule 3.1 as bonus agreements. (b) The agreements related to capital stock listed in Part I of Schedule 3.13 will be cancelled and terminated effective on the Closing Date.

5.10 MML Group Expenses. Corning acknowledges that MML, MMD, PLS, PPS, PPL and PBP will pay all MML Group expenses incurred in connection with this Agreement and the transactions contemplated herein from the funds of MML, MMD, PLS, PPS, PPL and PBP.

5.11 Cooperation; Satisfaction of Conditions Corning and MML, MMD, PLS, PPS and PPL shall (a) give assistance, to the extent within their respective control, to each other in the preparation of required filings, including without limitation, the Premerger Notification Report pursuant to the H-S-R Act, and the seeking of the consents relating to the Required Consents Contracts in any manner reasonably requested and (b) use their respective best efforts to pursue, to the extent within their respective control, the satisfaction of all other conditions to the consummation of the Merger.

5.12 Pooling. Corning, the MML Group and their respective subsidiaries shall take no action and shall suffer to exist no condition or event that could result in either Corning's or the MML Group's being unable to account for the Merger as a pooling of interests.

5.13 S-3 Qualification. Corning shall use its best efforts to maintain its eligibility to use Form S-3 under the Securities Act (including, without limitation, timely filing all applicable Exchange Act reports) in con-nection with the "shelf" registration pursuant to Rule 415 under the Securities Act, as contemplated by the Registration Rights Agreement, of the shares of Corning Common Stock to be issued to the MML Group Shareholders in the Merger.

                       ARTICLE VI. Conditions of Merger

6.1 Conditions of Obligations of Corning and MergerSubs. The obligations of Corning and the MergerSubs to consummate the Merger shall be subject to the following conditions:

(a) Representations and Warranties of the MML Group to be True; Performance by the MML Group. The representations and warranties of the MML Group herein contained shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, except (i) as set forth on Schedule 6.1(a) or (ii) to the extent waived hereunder or affected by the transactions contemplated or permitted herein; the MML Group and its members, respectively, shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and the Chief Executive Officers of each of MML, MMD, PLS, PPS and PPL shall have delivered to Corning a certificate dated the Closing Date to the knowledge of such individual officer after due inquiry, to all such effects, and if required to make such Schedules accurate as of the Closing Date, amended Schedules dated as of the Closing Date, initialed by such officer.

(b) Registration Rights Agreement Regarding Corning Common Stock. Corning and the members of the MML Group as required shall have executed and delivered a Registration Rights Agreement in the form annexed hereto as Exhibit C.

(c) Escrow Agreement. The members of the MML Group as required and the Escrow Agent named therein shall have executed and delivered to Corning the Escrow Agreement.

(d) No Legal Proceedings. No injunction shall have been obtained, and no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby or involving a claim that the consummation of the transactions contemplated hereby would result in a violation of any law, decree or regulation of any government or agency thereof having jurisdiction.

(e) Statutory Requirements All statutory requirements for the valid consummation by MML, MMD, PLS, PPS, PPL, Corning and each MergerSub of the transactions contemplated by this Agreement shall have been fulfilled, including without limitation expiration of the waiting period under the H-S-R Act all material authorizations, consents and approvals of all federal, state and local governmental agencies and authorities, required to be obtained in order to permit consummation by MML, MMD, PLS, PPS, PPL, Corning and each MergerSub of the transactions contemplated by this Agreement and to permit the businesses presently carried on by MML, MMD, PLS, PPS and PPL to continue substantially unimpaired immediately following the Closing Date, shall have been obtained and shall be in full force and effect.

(f) Opinion of Counsel for the MML Group. Corning shall have received from Messrs. Adelberg, Rudow, Dorf, Hendler & Sameth, counsel for the MML Group, an opinion, dated the Closing Date, in form and substance satisfactory to Corning's counsel, covering the matters set forth below:
(i) Each of MML, MMD, PLS, PPS and PPL is a corporation duly incorporated and validly existing under the laws of the State of Maryland and has the corporate power and authority under such laws to conduct its business as presently conducted; the Subsidiaries are corporations duly incorporated and validly existing under the laws of their respective states of organization and have the corporate power and authority under such laws to conduct their businesses as presently conducted;

(ii) this Agreement, the Escrow Agreement and the Registration Rights Agreement each has been duly executed and delivered by each member of the MML Group, as required, and is the valid and binding obligation of such MML Group members thereto except that the enforceability of this Agreement, the Escrow Agreement and the Registration Rights Agreement is subject to the laws of bankruptcy and laws of general applicability relating to or affecting enforcement of creditors' rights, and to judicial discretion in the application of principles of equity;

(iii) neither the execution and delivery by the MML Group of this Agreement, the Escrow Agreement or the Registration Rights Agreement, nor compliance by the MML Group with the terms and provisions of any thereof, will conflict with or result in a breach of any of the terms, conditions or pro-visions of the Articles of Incorporation or By-Laws of MML, MMD, PLS, PPS, PPL or any Subsidiary or, to such counsel's knowledge after due inquiry, of any judgment, order, injunction, decree, regulation or ruling, of which such counsel is aware, of any domestic court or domestic governmental authority to which MML, MMD, PLS, PPS, PPL or any Subsidiary is subject, or constitute a material default thereunder;

(iv) to the best of such counsel's knowledge, all filings with and authorizations, consents and approvals of all governmental agencies and authorities of the United States and of the State of Maryland, required in order to permit consummation by MML, MMD, PLS, PPS and PPL of the Merger as contemplated by this Agreement have been made or obtained;

(v) with the filing of the Articles of Merger with, and the acceptance for record thereof by, the Maryland State Department of Assessments and Taxation, the Merger is effective under Maryland law;

(vi) MML, MMD, PLS, PPS, PPL and their Subsidiaries are duly qualified and licensed as foreign corporations or otherwise as business entities in good standing in all jurisdictions where the operations of MML, MMD, PLS, PPS, PPL and their Subsidiaries require that they be qualified or licensed and where the failure to so qualify would have a material adverse effect on the assets, business, operations or financial condition of MML, MMD, PLS, PPS, PPL and their Subsidiaries;

(vii) based upon such counsel's examination of MML, MMD, PLS, PPS, PPL and their Subsidiaries' Stock Registers and Shareholder Agreements, the authorized and outstanding capital stock, as the case may be, of MML, MMD, PLS, PPS, PPL and their Subsidiaries are as respectively stated on Schedules
3.1 and 3.2 to this Agreement and, to the best of such counsel's knowledge after due inquiry, all issued shares of capital stock of MML, MMD, PLS, PPS, PPL and their Subsidiaries have been duly authorized, are validly issued and outstanding and fully paid and nonassessable and there are no shares issued in violation of any preemptive rights in respect thereof under applicable law;

(viii) to the best of such counsel's knowledge, except as disclosed on
Schedule 3.17 neither MML, MMD, PLS, PPS, PPL nor any Subsidiary is engaged in any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation which would if adversely determined materially and adversely affect or impair its assets, operations, business or condition, financial or otherwise; and

(ix) the due authorization and effectiveness of the action to be taken pursuant to Section 5.5 and the action described on Part II of Schedule 3.2, as reflected in Section 5.19.

In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel, reasonably satisfactory to Corning as to matters of law and, as to matters of fact, upon certificates of public officials and of any officer or officers of MML, MMD, PLS, PPS, PPL or their Subsidiaries provided the extent of such reliance is specified in such opinion.

(g) Employment Agreements. mployment agreements between the parties specified on Schedule 6.1(g) in the form set forth as Exhibit D-1 shall have been entered into and remain in full force and effect.

(h) Non-Competition Agreements. Selvin Passen, Jacob Schorr, Ian Brick, Roy Urdanoff and Steven Berlin shall have executed and delivered the Noncompetition and Nondisclosure Agreements in the form of Exhibit D-2.

(i) Affiliate Agreements. Each of the Affiliate Agreements in the form of Exhibit E ("Affiliate Agreements") entered into by the MML, MMD, PLS, PPS and PPL Affiliates as of the date hereof shall be in full force and effect as of the Closing Date and no such Affiliate shall then be in breach of his, her or its Affiliate Agreement.

(j) Insurance. MML, MMD, PLS, PPS and PPL shall have in full force and effect those policies of insurance listed on Schedule 3.14 or replacements thereof on terms and conditions substantially similar to those listed on such Schedule.

(k) 1993 Audited Financial Statements. MML, MMD, PPS, PLS, PPL and PBP shall have delivered to Corning their audited financial statements (combined or separate, as delivered pursuant to Section 3.5 on an unaudited basis) for the year ended March 31, 1994 (December 31, 1993 for

PLS and PPL) consisting of a balance sheet, statements of income and cash flows, accompanied by an unqualified opinion of Ernst & Young (Wolpoff & Co. in the case of PPL). The financial position, results of operations and cash flows of MML, MMD, PPS and PBP, as a whole, as set forth in the 1993 Audited Financial Statements, when taken as a whole, shall not be materially adverse from the financial position, results of operations and cash flows of MML, MMD, PPS, PLS, PPL and PBP as set forth in the 1993 Unaudited Financial Statements provided under Section 3.5.

(l) Resignations of MML Group Directors and Officers. MML, MMD, PLS, PPS and PPL shall have delivered to Corning resignations of their Directors and Officers effective as of the Closing Date except as otherwise provided in any agreement entered into pursuant to Section 6.1(g).

(m) Price Waterhouse Pooling Letter. Corning shall have received a letter from Price Waterhouse that the transactions contemplated herein may be accounted for by Corning as a pooling of interests, provided that, prior to the issuance of the pooling letter, the MML Group shall deliver to Corning and Price Waterhouse a letter signed by the chief financial officer of MML acting for each of the MML Group companies stating that, to the best of his knowledge and belief, after diligent inquiry and investigation and upon written advice of the respective independent accountants for such companies, there are no reasons why the transactions contemplated herein may not be accounted for as a pooling of interests.

6.2 Conditions of Obligations of the MML Group. The obligations of the MML Group to consummate the Merger shall be subject to the following conditions:

(a) Representations and Warranties of Corning to be True; Performance by Corning. The representations and warranties of Corning herein contained shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, except insofar as such representations and warranties are given as of a particular date or except to the extent waived hereunder or affected by the transactions contemplated or permitted herein; Corning and the MergerSubs shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Corning shall have delivered to MML a certificate of Corning and the MergerSubs in form and substance satisfactory to MML, dated the Closing Date and signed by their President or one of their Vice Presidents to the knowledge of such officer after due inquiry, to all such effects.

(b) Listing of Corning Common Stock The New York Stock Exchange, Inc. shall have approved for listing, subject to official notice of issuance, the shares of Corning Common Stock to be issued pursuant to the Merger.

(c) Registration Rights Agreement Regarding Corning Common Stock. Corning shall have executed and delivered a Registration Rights Agreement in the form annexed hereto as Exhibit C.

(d) Escrow Agreement. Corning and the Escrow Agent named therein shall have executed and delivered to the MML Group the Escrow Agreement, and Corning shall have delivered to the Escrow Agent a certificate or certificates representing the number of shares of Corning Common Stock to be delivered into the Escrow Fund registered to the Escrow Agent for deposit into the Escrow Fund as provided in the Escrow Agreement.

(e) No Legal Proceedings No injunction shall have been obtained, or no suit, action or other proceedings shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby, or in which it is sought to obtain damages in connection therewith, or involving a claim that the consummation of the transactions contemplated hereby would result in a violation of any law, decree or regulation of any government or agency thereof having jurisdiction.

(f) Statutory Requirements All statutory requirements for the valid consummation by MML, MMD, PLS, PPS, PPL, PBP, Corning and the MergerSubs of the transactions contemplated by this Agreement shall have been fulfilled, including without limitation expiration of the waiting period under the H-S-R Act without notification that antitrust authorities will object to or prohibit such transactions; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by MML, MMD, PLS, PPS, PPL, PBP, Corning and the MergerSubs of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

(g) Opinion of Counsel for Corning. The MML Group shall have received from William C. Ughetta, Esq., General Counsel of Corning, an opinion, dated the Closing Date, in form and substance satisfactory to MML's counsel, covering the matters set forth below:
(i) Corning is a corporation duly organized and validly existing and in good standing under the laws of the State of New York and has the corporate power under such laws to carry on its business as presently conducted;

(ii) Each MergerSub is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland and has the corporate power under such laws to carry on its business as presently conducted;

(iii) the authorized capital of Corning consists of 10,000,000 shares of Series Preferred Stock, par value $100 each, and 500,000,000 shares of Corning Common Stock;

(iv) all issued shares of Corning Common Stock have been duly authorized, are validly issued and outstanding (other than shares held in Corning's Treasury), and are fully paid and nonassessable;

(v) the shares of Corning Common Stock issued and to be issued pursuant to this Agreement have been duly authorized and, when initially issued in accordance with this Agreement as at the Closing Date, will be duly and validly issued and will be fully paid and nonassessable and subject only to official notice of issuance, have been accepted for listing on the New York Stock Exchange, Inc.;

(vi) all corporate action by Corning and each MergerSub required to authorize the Merger has been taken and each of this Agreement, the Escrow Agreement and the Registration Rights Agreement, has been duly executed and delivered by Corning and each MergerSub as required; each of this Agreement, the Escrow Agreement and the Registration Rights Agreement, is the valid and binding obligation of each of Corning, and each MergerSub, respectively, as the case may be, enforceable in accordance with their respective terms, except that the enforceability of this Agreement, the Escrow Agreement and the Registration Rights Agreement is subject to the laws of bankruptcy and laws of general applicability relating to or affecting enforcement of creditors' rights, and to judicial discretion in the application of principles of equity;

(vii) neither the execution and delivery by Corning or each MergerSub of this Agreement, the Escrow Agreement or the Registration Rights Agreement nor compliance by Corning or each MergerSub with the terms and provisions of any of such agreements to which it is a party, will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or By-Laws of Corning or any MergerSub or of any judgment, order, injunction, decree, regulation or ruling of which such counsel is aware, of any domestic court or domestic governmental authority to which Corning or such MergerSub is subject, or constitute a material default thereunder or any other agreement or instrument by which Corning or such MergerSub is bound;

(viii) to the best of such counsel's knowledge, all filings with and all authorizations, consents and approvals of all governmental agencies and authorities of the United States and the State of Maryland required in order to permit consummation by each MergerSub of the Merger as contemplated by this Agreement have been made or obtained; and

(ix) to the best of such counsel's knowledge, neither Corning nor any of its subsidiaries is engaged in any suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation which would if adversely determined materially and adversely affect or impair the business or condition, financial or otherwise, of Corning and its subsidiaries considered as a whole.

In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel reasonably satisfactory to the MML Group as to matters of law and, as to matters of fact, upon certificates of public officials and of any officer or officers of Corning and the MergerSubs, provided the extent of such reliance is specified in the opinion.

(h) Opinion of Special Counsel. The MML Group shall have received from Piper & Marbury or another law firm of comparable stature and reputation satisfactory to the MML Group and Corning, an opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

ARTICLE VII. Termination of Obligations and Waivers of Conditions; Payments of
                                   Expenses

7.1 Termination of Agreement and Abandonment of Merger. Anything herein to the contrary notwithstanding, this Agreement and the Merger contemplated hereby may be terminated as follows, and in no other manner:

(a) Mutual Consent At any time before the Closing Date by mutual written consent of Corning and MML (on behalf of itself and the MML Group), or

(b) Failure of Condition. By either Corning or MML (on behalf of itself and the MML Group) upon a failure of a condition to their respective obligations to close, after reasonable efforts to fulfill the conditions which are in the control of the respective parties, unless the condition is waived by the party entitled to waive it; or

(c) Expiration Date. By either Corning or MML (on behalf of itself and the MML Group) on written notice if any condition for the terminating party to close has not been met or waived by it in its sole discretion and the Merger shall not have become effective by July 9, 1994 (which date shall automatically be extended for up to 60 days without the necessity of any further action by Corning or MML Group where both Corning and MML Group are proceeding in good faith to secure the required consent or other action on the part of some third party or governmental agency).

7.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 7.1, all obligations of the parties hereto under this Agreement shall terminate (except those of confidentiality under Section 5.1(a) and under the Confidentiality Agreement entered into on December 20, 1993 between MML and a Corning affiliate, which shall survive termination) and there shall be no liability of any party to another , except that Corning shall comply with the last sentence of Section 5.1(a) hereof and pay the MML Group a fee of $2,000,000 if this Agreement is terminated other than as a result of (a) a material breach of a representation, warranty, or agreement or a default or failure to fulfill a condition within its control by any member of the MML Group or (b) threatened or actual judicial or administrative proceedings by antitrust authorities prohibiting or objecting to the Merger without material changes to the transactions contemplated by this Agreement.

7.3 Payment of Expenses If the Merger does not close, each of the parties hereto will pay all of its own costs and expenses incident to their respective negotiation and preparation of this Agreement and to their performance of and compliance with all agreements and conditions contained herein or therein on their part to be performed or complied with, including the fees, expenses and disbursements of counsel and auditors.

7.4 Waiver of Conditions.

(a) If any of the conditions specified in Section 6.1 has not been satisfied, Corning and the MergerSubs may nevertheless at their election proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate of Corning executed by its Vice Chairman, President or one of its Vice Presidents.

(b) If any of the conditions specified in Section 6.2 has not been satisfied, the MML Group may nevertheless at its election proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate of MML (on behalf of itself and the other members of the MML Group) executed by its President or one of its Vice Presidents.

                         ARTICLE VIII. Miscellaneous

8.1 Amendments. This Agreement and any Exhibit attached hereto may be amended at any time by an instrument in writing signed respectively by an authorized officer of, or individually by, each of the parties hereto, making reference to this Agreement and expressing the plan or intention to amend or modify it.

8.2 Schedules. Each Schedule delivered by MML, MMD, PLS, PPS, PPL and PBP pursuant to the terms of this Agreement is in writing and has been initialed by an authorized officer of each such company and an authorized representative of Corning.

8.3 Further Instruments and Actions. Each party shall execute and deliver such instruments and take such other action as shall be reasonably required, or as shall be reasonably requested by any other party, in order to carry out all transactions, agreements and covenants contemplated in this Agreement, at or prior to the Closing Date.

8.4 Survival of Representations and Warranties. The respective representations, warranties, covenants and indemnities of Corning, the MergerSubs and the MML Group contained herein and in any instrument delivered by them hereunder shall expire and be terminated and extinguished 12 months after the Closing Date.

8.5 Indemnification.

(a) Indemnification by MML Group Shareholders. (i) Subject to Section 8.4 above, the terms of the Escrow Agreement and the limitations set forth below, the members of the MML Group, jointly and severally, shall indemnify Corning and the MergerSubs against losses, including any and all costs, expenses, liabilities, judgments, assessments or penalties and reasonable attorneys' fees and disbursements relating thereto ("Losses"), which Losses are suffered or incurred by Corning or the MergerSubs resulting from or arising out of (A) the substantial inaccuracy of any representations, or material breach of any warranties or covenants of the MML Group or any member thereof, contained in this Agreement or any Schedule or certificate delivered to Corning pursuant to this Agreement, (B) any professional liability claims against MML, MMD, PLS, PPS, PPL or its Subsidiaries not covered by insurance which arose out of operations of MML, MMD, PLS, PPS, PPL and their Subsidiaries prior to the Closing, and that were not disclosed in writing to Corning prior to the Closing, provided that if Corning shall not maintain professional liability insurance coverage in the same policy amounts (including retentions) as heretofore maintained by MML, MMD, PLS, PPS and PPL, then the MML Group Shareholders' liability hereunder to Corning for Losses incurred on account of such claims shall be limited to those Losses that would have been incurred had such insurance been maintained, and provided further that the MML Group shareholders shall not be liable to Corning for any Loss caused by an error or omission of Corning or any affiliate of Corning which is an affiliate of Corning at the time of such error or omission, and (C) Losses suffered or incurred by Corning or the MergerSubs resulting from or arising out of claims by third parties of a breach of any provision any contract set forth on Part II of Schedule 3.2. Corning's recovery of its losses pursuant to this Agreement shall be limited to the Escrow Fund under the Escrow Agreement, and the sole recourse of Corning for any breach of a representation, warranty or covenant or any indemnity hereunder or pursuant hereto (collectively, "Recourse") shall be to the assets held in the Escrow Fund paid in accordance within the terms of the Escrow Agreement. Corning shall not be entitled to Recourse unless the aggregate of Losses shall exceed $1,000,000 and then only to the extent of the excess over $1,000,000, provided that each separate claim asserted by Corning shall be for at least $25,000.

(b) Indemnification by Corning. Subject to Section 8.4 above, Corning shall indemnify the MML Group Shareholders against losses (including any and all costs, expenses, liabilities, judgments, assessments or penalties and all reasonable attorneys' fees and disbursements relating thereto) suffered or incurred by the MML Group Shareholders resulting from or arising out of the substantial inaccuracy or material breach of any representations, warranties or covenants of Corning or a MergerSub in this Agreement or of any Schedule or certificate delivered to the MML Group pursuant to this Agreement.

(c) Arbitration All disputes arising under Section 8.5(a) and 8.5(b) between the parties which are not resolved by means of direct negotiations between them shall be finally settled by arbitration in accordance with this Section 8.5(c). The arbitration shall be held in or around Baltimore, Maryland and shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (AAA) by one arbitrator, appointed by consent of Corning and the MML Group representative which consent shall not be unreasonably withheld or delayed. If the parties cannot agree upon an arbitrator, either may apply to the AAA to appoint one. The arbitrator shall resolve the dispute within 60 days after the dispute is submitted to him. Any decision by the arbitrator shall be binding upon the parties and may be entered as a final judgment in any court having jurisdiction. The cost of any arbitration proceeding shall be borne by the parties as the arbitrator shall determine if the parties have not otherwise agreed. The arbitrator shall render his final decision in writing to the parties, which decision shall explain the reasons therefor.

(d) Third Party Claims. If any claim is made or an action is brought against Corning for which indemnification from the MML Group is available to Corning under this Agreement, Corning shall notify the MML Group promptly in writing upon the receipt of notice of such claim or summons, as the case may be, and the MML Group may at its option thereafter assume the defense thereof with counsel reasonably acceptable to Corning which fees and expenses of defense shall be charged to and paid out of the Escrow Fund, provided that Corning may continue to participate in (but not control) the defense and disposition of such claim or action at its expense. Corning shall cooperate with the MML Group in the defense of such claim or action, and no settlement of such claim or action which does not involve a total release of Corning and its Subsidiaries from such claim or action shall be made by the MML Group without Corning's approval, which shall not be unreasonably withheld.

8.6 Publicity. Corning and the MML Group agree that all press releases, announcements and other publicity concerning this Agreement shall be subject to the prior written approval by both of them, such approval, in the case of Corning, to be sufficient if granted by Douglas M. VanOort, and in the case of the MML Group, to be sufficient if by Selvin Passen, M.D. or Jacob M. Schorr, Ph.D.

8.7 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Maryland.

8.8 Notices. Any notices or other communications required or permitted thereunder shall be sufficiently given if hand delivered or sent by registered mail or certified mail, postage prepaid, or by overnight courier or delivery service addressed, if to Corning, care of Corning Lab Services Inc., One Malcolm Avenue, Teterboro, New Jersey 07608, Attention: Raymond C. Marrier, and if to the MML Group, care of Adelberg, Rudow, Dorf, Hendler & Sameth, 600 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, MD 21201, Attention: David Rudow, Esq., and Piper & Marbury, 36 South Charles Street, Baltimore, Maryland 21202, Attention: L.P. Scriggins, Esq. and to or such other address as shall be furnished in writing by any of the parties, and any such notice or communication shall be deemed to have been given as of the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee).

8.9 No Assignment. This Agreement may not be assigned, by operation of law or otherwise, and any attempt to do so shall be null and void.

8.10 Headings. The descriptive headings of the several Articles, Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

8.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

8.12 Knowledge. Whenever in this Agreement or in any Schedule or Exhibit hereto or any certificate delivered pursuant hereto, reference is made to the knowledge of any entity or person included in the MML Group or any officer, director, employee of any such entity, such reference shall refer to the knowledge, and only the knowledge, of the individuals listed on Schedule 8.12 in their capacities as shareholders, partners, directors or officers of the entities included in the MML Group of which they are shareholders, partners, directors or officers.

8.13 Entire Agreement. Except as expressly agreed in another written instrument specifically referring to Section 8.13 of this Agreement, this Agreement and the Exhibits and Schedules identified herein represent the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and as such supersedes all prior representations, negotiations, understandings, and agreements.

8.14 Tax Returns, Allocation, Payment and Indemnities.

(a) Any refund of income taxes to an MML Group Shareholder of an entity member of the MML Group which is an S corporation (within the meaning of Section 1361 of the Internal Revenue Code) or a partnership attributable to a taxable period ending on or before the Closing Date and arising solely from the reallocation of income or deductions between such entity member and another entity member of the MML Group which is not an S corporation or a partnership, shall be for the credit of Corning, but only to the extent that such refund (i) is not attributable to a timing difference that will decrease the taxes of an entity member of the MML Group in the same year or a later year, or (ii) is not offset by a corresponding increase in the taxes of an MML Group Shareholder of another member of the MML Group, which is an S corporation or a partnership. Any refund payable to Corning pursuant to this Section, shall be paid promptly by the respective MML Group Shareholders.

(b) Any deficiencies or assessments for additional income taxes against an MML Group Shareholder attributable to an entity member of the MML Group which is an S corporation or a partnership, for a taxable period ending on or before the Closing Date and arising solely from (i) the reallocation of income or deductions between such entity member and another entity member of the MML Group which is not an S corporation or (ii) the capitalization of a previously deducted item by an entity member of the MML Group, which is an S corporation or a partnership, shall be the responsibility of Corning, except to the extent such deficiency or assessment (A) is not attributable to a timing difference that will decrease the taxes of another entity member of the MML Group in the same year or in a later year or (B) is offset by a corresponding decrease in the taxes of an MML Group Shareholder of another member of the MML Group which is an S corporation or a partnership. In the case of such a deficiency or assessment, Corning shall distribute to the appropriate MML Group Shareholders the shares due them, determined by dividing the amount of such tax deficiencies or assessments (including any interest thereon, if any) by the Value of a Share of Common Stock as defined in Section 2.3(b) of the Escrow Agreement.

(c) Corning, on the one hand, and the MML Group Shareholders, on the other hand, agree to give prompt notice to each other of any proposed adjustment to taxes for periods ending on or prior to the Closing Date or any pre-Closing partial period. Corning and the MML Group Shareholders shall cooperate with each other in the conduct of any audit or other proceedings involving the acquired corporations, and each may participate at its own expense, provided that the applicable MML Group Shareholders shall have the right to control the conduct of any such audit or proceeding for which they agree that any resultant taxes are covered by the indemnity set forth in this Agreement. Notwithstanding the foregoing, the MML Group Shareholders may not settle or otherwise resolve any claim, suit, or proceeding without the consent of Corning during the period that the indemnity in this Section 8.14 remains outstanding, such consent not to be unreasonably withheld.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

CORNING INCORPORATED
by: Van C. Campbell
    Vice Chairman
MARYLAND MEDICAL LABORATORY, INC.
by:
MARYLAND MEDICAL DATA, INC.
by:
PHARMACEUTICAL LABORATORY SERVICES, INC.
by:
PASSEN PROFESSIONAL SERVICES, P.A.
by:
PODIATRIC PATHOLOGY LABORATORIES, INC.
by:

PATHOLOGY BUILDING PARTNERSHIP
by:
Selvin Passen, M.D.
Sylvia Passen
Jacob M. Schorr, Ph.D.
Julianne B. Schorr
Ian Brick, Ph.D.
Steven J. Berlin, D.P.M.
Roy Urdanoff
John K. Smith
Martin Passen, M.D.
Dora P. Naor
Jacob M. Schorr, Ph.D. and Martin Jacobs,
Trustee for Dina L. Schorr
Julianne B. Schorr,
Trustee for Raphael Avraham Schorr
Julianne B. Schorr,
Trustee for Elliott Aaron Schorr
Julianne B. Schorr,
Trustee for David Bohm Schorr
L. Stephen Hess and Stanley Book,
Trustee for Leslie Berlin
L. Stephen Hess and Stanley Book,
Trustee for Barri Berlin
L. Stephen Hess and Stanley Book,
Trustee for Andrea Berlin

SCHEDULES

 3.1   Capital Stock
 3.2   Subsidiaries
 3.5   1993 Unaudited Financial Statements
 3.6   Tax Payments and Returns
 3.7   Machinery, Equipment, Supplies
 3.8   Business and Ownership Assets
 3.9   Client List
3.10   Computer Programs and Software
3.11   Approval
3.12   Trade Names and Patents
3.13   Employment Arrangements
3.14   Insurance
3.15   Permits, Licenses and Compliance with Laws
3.16   Proficiency Testing
3.17   Litigation and Claims
3.18   Real Estate
3.19   Environmental Matters and Underground Storage Tanks
3.20   Names and Addresses of Officers and Directors
3.21   Affiliates of MML, MMD, PLS, PPS and PPL
3.22   Bank Accounts
3.24   Adverse Change
5.1(c) Operations in Ordinary Course
6.1(g) Employment Agreements
8.12   Knowledge

INDEX

                                                                         Page
ARTICLE I.       The Plans of Merger                                      1
                 1.1   Adoption of Plan of Merger                         1
                 1.2  Terms of MML Merger; Conversion of MML Stock        2
                 1.3  Terms of MMD Merger; Conversion of MMD Stock        2
                 1.4  Terms of PLS Merger; Conversion of PLS Stock        2
                 1.5  Terms of PPS Merger; Conversion of PPS Stock        3
                 1.6  Terms of PPL Merger; Conversion of PPL Stock        3
                 1.7  Certificates Representing Corning Common Stock      4
                 1.8  Fractional Shares                                   4
                 1.9  Other Agreements                                    4

ARTICLE II.      Closing; Nature of Obligations                           4
                 2.1  Closing                                             4
                 2.2  Nature of Obligations                               4

ARTICLE III.     MML Group's Representations and Warranties               4
                 3.1  Organization and Existence; Capitalization          4
                 3.2  Subsidiaries' Organization and Existence;
                 Capitalization                                           5
                 3.3  Affiliated Companies' Organization and Existence;
                 Capitalization                                           5
                 3.4  Authority to Execute and Perform Agreement          5
                 3.5  1993 Unaudited Financial Statements; No
                 Undisclosed Liabilities                                  6
                 3.6  Tax Payments and Returns                            7
                 3.7  Machinery and Equipment; Supplies                   7
                 3.8  Business and Ownership of Assets                    7
                 3.9  Client List                                         7
                 3.10 Computer Programs and Software                      8
                 3.11 Contracts and Commitments                           8
                 3.12 Intellectual Property Rights; Nondisclosure of
                 Proprietary Information                                  9
                 3.13 Employees; Employee Benefits                        9
                 3.14 Insurance                                          10
                 3.15 Permits, Licenses and Compliance with Laws         10
                 3.16 Proficiency Testing and Inspection Reports         11
                 3.17 Litigation and Claims                              11
                 3.18 Real Estate                                        11
                 3.19 Environmental Matters                              11
                 3.20 Formation Documents and Minute Books; Officers
                 and Directors                                           12
                 3.21 MML, MMD, PLS, PPS, PPL and PBP Affiliates         12
                 3.22 Bank Accounts                                      13
                 3.23 Brokers                                            13
                 3.24 No Material Adverse Change                         13
                 3.25 Disclosure                                         13
                 3.26 Qualification for Poolings of Interest             13

ARTICLE IV.      Corning's Representations and Warranties                13
                 4.1  Capitalization of Corning                          13
                 4.2  Organization and Good Standing                     13
                 4.3   Authority to Execute and Perform Agreement        13
                 4.4  Financial Statements                               14
                 4.5  Litigation                                         14
                 4.6  Continuity of Business                             14
                 4.7  Brokers                                            14
                 4.8  Disclosure                                         15
                 4.9  No Material Adverse Change                         15
                 4.10 Qualification for Poolings of Interest             15

                                      47




                                                                        Page
                 4.11 Compliance                                         15
                 4.12 S-3 Qualification                                  15

ARTICLE V.       Certain Agreements                                      15
                 5.1  Investigations and Operations of Business          15
                 5.2  Notifications of Breach 33 5.3 Third Party Consents 17
                 5.4  PPS Amendments                                     17
                 5.5  Pathology Building Partnership                     17
                 5.6  Maintenance of Assets                              17
                 5.7  Listing of Corning Common Stock                    17
                 5.8  Adjustments of Corning Common Stock                17
                 5.9  Certain MML Transactions                           17
                 5.10 MML Group Expenses                                 17
                 5.11 Cooperation; Satisfaction of Conditions            17
                 5.12 Pooling                                            17
                 5.13 S-3 Qualification                                  17
                 6.1  Conditions of Obligations of Corning and
                 MergerSubs                                              18
                 6.2  Conditions of Obligations of the MML Group         19

ARTICLE VII.     Termination of Obligations and Waivers of Conditions;
                  Payment of Expenses                                    22
                 7.1  Termination of Agreement and Abandonment of Merger 22
                 7.2  Effect of Termination                              22
                 7.3  Payment of Expenses                                44
                 7.4  Waiver of Conditions                               22

ARTICLE VIII.    Miscellaneous                                           22
                 8.1  Amendments                                         22
                 8.2  Schedules                                          22
                 8.3  Further Instruments and Actions                    22
                 8.4  Survival of Representations and Warranties         23
                 8.5  Indemnification                                    23
                 8.6  Publicity                                          24
                 8.7  Governing Law                                      24
                 8.8  Notices                                            24
                 8.9  No Assignment                                      24
                 8.10 Headings                                           24
                 8.11 Counterparts                                       24
                 8.12 Knowledge                                          24
                 8.13 Entire Agreement                                   24
                 8.14 Tax Returns, Allocation, Payment and Indemnities   24
                 3.1  Capital Stock
                 3.2  Subsidiaries
                 3.5  1993 Unaudited Financial Statements
                 3.6  Tax Payments and Returns
                 3.7  Machinery, Equipment, Supplies
                 3.8  Business and Ownership Assets
                 3.9  Client List
                 3.10 Computer Programs and Software
                 3.11 Approval
                 3.12 Trade Names and Patents
                 3.13 Employment Arrangements
                 3.14 Insurance
                 3.15 Permits, Business and Compliance with Laws
                 3.16 Proficiency Testing

                                      48




                                                                        Page
                 3.17 Litigation and Claims
                 3.18 Real Estate
                 3.19 Environmental Matters and Underground Storage Tanks
                 3.20 Names and Addresses of Officers and Directors
                 3.21 Affiliates of MML, MMD, PLS, PPS, and PPL
                 3.22 Bank Accounts
                 3.24 Adverse Change 5.1(c) Operations in Ordinary Course
                 6.1(g) Employment Agreements
                 8.12 Knowledge

Exhibit 5.01

September 29, 1994

To the Board of Directors of Corning
Incorporated

Dear Sirs:


As General Counsel for Corning Incorporated (the "Company"), I have participated in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") being filed today with the Se curities and Exchange Commission with respect to 4,451,197 shares of the Company's Common Stock, $.50 par value (the "Common Stock"), issued on June 7, 1994 to the shareholders of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; P harmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Service, P.A., a Maryland professional corporation and Podiatric Pathology Laboratories, Inc., a Maryland corporation (collectively the "MML Group") pursuant to the terms of the Agreement and Plans of Merger dated as May 3, 1994 between the Company, the MML Group and the shareholders of the MML Group (the "Agreement").

In this capacity, I have examined signed copies of the Registration
Statement to be filed with the Commission today. I have also examined the originals, or copies identified to my satisfaction, of such corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. Based upon the for egoing and having regard for such legal considerations that I deem relevant, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing under the laws of the State of New York;

2. The execution and delivery on behalf of the Company of the Agreement has been duly authorized by all proper corporate proceedings of the Company and constitutes a legal, valid and binding instrument of the Company; and

3. The 4,451,197 shares of Common Stock of the Company issued pursuant to the terms of the Agreement are validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in "Legal Opinions" in the related prospectus.


Very truly yours,

/s/ William C. Ughetta

EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 24, 1994 (except Note 16 which is as of February 7, 1994), appearing on Page 21 of the Corning Incorporated 1993 Annual Report on Form 10-K for the year ended January 2, 1994. We also consent to the incorporation by reference of our report dated January 20, 1994 on the financial statements of Dow Corning Corporation, which appears on Page 56 of the Corning Incorporated Annual Report on Form 10-K for the year ended January 2, 1994. We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/ PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
September 23, 1994

EXHIBIT 23.03

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 11, 1993 (except with respect to Note N, as to which the date is July 3, 1993) on the consolidated financial statements of Damon Corporation and Subsidiaries as of December 31, 1992 and 1991 and for each of the three years ended December 31, 1992 which are included in Corning's Current Report on Form 8-K filed on August 4, 1993 which is incorporated into this Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ ARTHUR ANDERSEN LLP
Boston, Massachusetts
September 23, 1994

                            CORNING INCORPORATED
                                                                 EXHIBIT 24.01

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of May, 1994.

/s/ Roger G. Ackerman
ROGER G. ACKERMAN

                            CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of May, 1994.

/s/ Robert Barker
ROBERT BARKER

                            CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of May, 1994.

/s/ Van C. Campbell
VAN C. CAMPBELL

                            CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 21st day of May, 1994.

/s/ Barber B. Conable
BARBER B. CONABLE, JR.

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of May, 1994.

/s/ David A. Duke
DAVID A. DUKE

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of May, 1994.

/s/ E. Martin Gibson
E. MARTIN GIBSON

                            CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 20th day of May, 1994.

/s/ Gordon Gund
GORDON GUND

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 20th day of May, 1994.

/s/ John M. Hennessy
JOHN M. HENNESSY

                            CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 23rd day of May, 1994.

/s/ Vernon E. Jordan, Jr.
VERNON E. JORDAN, JR.

                            CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 19th day of May, 1994.

/s/ James R. Houghton
JAMES R. HOUGHTON

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 19th day of May, 1994.

/s/ James W. Kinnear
JAMES W. KINNEAR

                            CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of May, 1994.

/s/ James J. O'Connor
JAMES J. O'CONNOR

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 20th day of May, 1994.

/s/ Catherine A. Rein
CATHERINE A. REIN

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of May, 1994.

/s/ Henry Rosovsky
HENRY ROSOVSKY

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 23rd day of May, 1994.

/s/ William D. Smithburg
WILLIAM D. SMITHBURG

                             CORNING INCORPORATED

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or either of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 4,700,000 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Maryland Medical Laboratory, Inc., a Maryland corporation; Maryland Medical Data, Inc., a Maryland corporation; Pharmaceutical Laboratory Services, Inc., a Maryland corporation; Passen Professional Services, P.A., a Maryland professional corporation; Podiatric Pathology Laboratories, Inc., a Maryland corporation; and Pathology Building Partnership, a Maryland general partnership, and in connection with its acquisition of the capital stock of Beral Enterprise, Inc., a California corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of May, 1994.

/s/ Robert G. Stone, Jr.
ROBERT G. STONE, JR.